                                                             Filed Pursuant to
                                                                Rule 424(b)(2)
                                                    Registration No. 333-93603


     The information in this prospectus is not complete and may be changed. An effective registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED OCTOBER 30, 2000

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated February 4, 2000)

                                  $100,000,000

                          PROVIDENT CAPITAL TRUST III

                             % TRUST PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                        PROVIDENT FINANCIAL GROUP, INC.

MATURITY DATE:        December 31, 2030.
DISTRIBUTIONS:        Payable quarterly, beginning
                      December 31, 2000. Distributions
                      may be postponed for up to five
                      years but not past the maturity
                      date.
SUBORDINATION:        The   % Trust Preferred
                      Securities are referred to in
                      this prospectus supplement as
                      the "capital securities". The
                      capital securities are
                      effectively subordinated to all
                      existing and future senior debt
                      of Provident Financial Group,
                      Inc. and all liabilities of its
                      subsidiaries.

LISTING:        Application has been made to have the
                capital securities listed on the New
                York Stock Exchange.
ISSUER:         Provident Capital Trust III, which is
                issuing the capital securities, will
                have no assets other than junior
                subordinated debentures issued by
                Provident Financial Group, Inc. These
                debentures will have essentially the
                same terms as the capital securities.
                As a result, Provident Capital Trust
                III can only make payments on the
                capital securities if Provident
                Financial Group, Inc. first makes
                payments on the junior subordinated
                debentures.

 INVESTING IN THE CAPITAL SECURITIES INVOLVES RISKS. RISK FACTORS BEGIN ON PAGE
                                      S-6.

These securities are not deposits or other obligations of a bank. They are not insured by the FDIC or any other government agency.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                                              PER CAPITAL
                                                               SECURITY         TOTAL
                                                              -----------    ------------
Public Offering Price.......................................      $25        $100,000,000
Proceeds, before expenses, to Provident Financial Group,
  Inc.......................................................      $25        $100,000,000

Provident Financial Group, Inc. will pay underwriting commissions of $     per
capital security, which total $          .

Any accrued distributions on the capital securities from             , 2000
should be added to the public offering price.

Lehman Brothers expects the capital securities to be ready for delivery in book-entry form only through The Depository Trust Company on or about
               , 2000.
                            ------------------------

                  (LEAD MANAGER AND SOLE BOOK-RUNNING MANAGER)
                                LEHMAN BROTHERS

                                 (CO-MANAGERS)
A.G. EDWARDS & SONS, INC.                                  PRUDENTIAL SECURITIES

                              (JUNIOR CO-MANAGERS)
MCDONALD INVESTMENTS INC.

                               J.P. MORGAN & CO.

                                                                   STEPHENS INC.
                                            , 2000

                               TABLE OF CONTENTS

            PROSPECTUS SUPPLEMENT
                                          PAGE
                                          ----
Summary Information Q&A...............     S-3
Risk Factors..........................     S-6
Forward-Looking Statements............     S-8
Provident Financial Group, Inc........     S-9
Provident Capital Trust III...........     S-9
Consolidated Ratio of Earnings to
  Fixed Charges.......................    S-10
Use of Proceeds.......................    S-11
Accounting Treatment..................    S-11
Regulatory Treatment..................    S-11
Capitalization........................    S-11
Selected Consolidated Financial
  Data................................    S-12
Certain Terms of the Capital
  Securities..........................    S-13
Certain Terms of the Junior
  Subordinated Debentures.............    S-19
Relationship Among the Capital
  Securities, the Junior Subordinated
  Debentures and the Guarantee........    S-21
Book-Entry Issuance...................    S-23
United States Federal Income Tax
  Consequences........................    S-25
ERISA Considerations..................    S-29
Underwriting..........................    S-32
Legal Opinions........................    S-33
Experts...............................    S-34

                  PROSPECTUS
                                           PAGE
                                           ----
Prospectus Summary.....................      3
Provident Financial Group, Inc.........      3
The Securities We May Offer............      3
The Trusts.............................      4
The Securities the Trusts May Offer....      4
Where You Can Find More Information....      5
Forward-Looking Statements.............      6
Use of Proceeds........................      6
Ratio of Earnings to Fixed Charges and
  Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends............................      7
Description of Common Stock............      7
Description of Preferred Stock.........      7
Description of Depositary Shares.......      9
Description of Debt Securities.........     12
Description of Warrants................     19
Warrant Units..........................     21
Stock Purchase Contracts and Stock
  Purchase Units.......................     21
Description of the Trust Preferred
  Securities...........................     22
Description of the Guarantees..........     28
Description of Capital Securities......     31
Certain Tax Considerations.............     32
Plan of Distribution...................     32
ERISA Considerations...................     34
Legal Matters..........................     34
Experts................................     34

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the prospectus. This prospectus supplement and the prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the prospectus and in the documents referred to in this prospectus supplement and the prospectus and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

     We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the capital securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

                            SUMMARY INFORMATION Q&A

     This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the capital securities. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand fully the terms of the capital securities and the related guarantees and junior subordinated debentures, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the capital securities. You should pay special attention to the "Risk Factors" section of this prospectus supplement to determine whether an investment in the capital securities is appropriate for you.

WHAT IS PROVIDENT FINANCIAL GROUP, INC.?

     We are a Cincinnati-based commercial banking and financial services company organized under the laws of the State of Ohio. We have full service banking operations in Ohio, northern Kentucky and southwestern Florida.

     At September 30, 2000, we had total assets of $13.1 billion, loans and leases of $8.4 billion, deposits of $8.2 billion and shareholders' equity of $980.7 million. We also service an additional $6.1 billion of loans and leases.

WHAT IS PROVIDENT CAPITAL TRUST III?

     Provident Capital Trust III is a Delaware business trust. It was created by us for the sole purpose of issuing the capital securities and common securities
to us in exchange for the      % junior subordinated debentures due 2030 and
engaging in the other transactions described below.

     There will be five trustees of Provident Capital Trust III. The three regular trustees are our officers. The Chase Manhattan Bank will act as the property trustee of Provident Capital Trust III, and Chase Manhattan Bank USA, National Association will act as the Delaware trustee of Provident Capital Trust III.

WHAT ARE THE      % TRUST PREFERRED SECURITIES?

     The      % trust preferred securities are referred to in this prospectus supplement as the "capital securities". Each capital security will represent an undivided beneficial ownership interest in the assets of Provident Capital Trust
III. Each capital security will entitle the holders to receive quarterly cash distributions as described below.

WHAT ARE PROVIDENT CAPITAL TRUST III'S ASSETS?

     Provident Capital Trust III will hold the junior subordinated debentures that it receives from us in exchange for the issuance of capital securities and common securities to us. We will sell the capital securities to the public and retain the common securities that we receive from Provident Capital Trust III in exchange for the junior subordinated debentures. We will pay interest on the junior subordinated debentures at the same rate and at the same times as Provident Capital Trust III makes payments on the capital securities. Provident Capital Trust III will use the payments it receives on the junior subordinated debentures to make the corresponding payments on the capital securities. We will guarantee payments made on the capital securities to the extent described below. Both the junior subordinated debentures and the guarantee will be subordinated to our and our subsidiaries' existing and future creditors.

WHEN WILL YOU RECEIVE QUARTERLY DISTRIBUTIONS AND HOW MUCH WILL YOU BE PAID?

     If you purchase the capital securities, as an undivided beneficial owner in the junior subordinated debentures, you will be entitled to receive cumulative
cash distributions at an annual rate of      %. Interest on the junior
subordinated debentures will accrue, and, as a result, distributions on the
capital securities will accumulate from             , 2000, and will be paid
quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2000, unless they are deferred as described below.

WHEN CAN PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

     We can, on one or more occasions, defer the quarterly interest payments on the junior subordinated debentures for up to twenty consecutive quarterly periods. In other words, we may declare at our discretion up to a five year interest payment moratorium on the junior subordinated debentures and may choose to do that on more than one occasion. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures, nor can we begin a new interest deferral period until we have paid all accrued interest on the junior subordinated debentures from the previous interest deferral period.

     If we defer interest payments on the junior subordinated debentures, Provident Capital Trust III will also defer distributions on the capital securities. Any deferred interest on the junior subordinated debentures will
accrue additional interest at an annual rate of      %, and, as a result, any
deferred distributions will accumulate additional amounts at an annual rate of
     %, compounded quarterly. Once we pay all deferred interest payments on the junior subordinated debentures, with accrued interest, we can again postpone interest payments on the junior subordinated debentures as described above, but not beyond the maturity date of the junior subordinated debentures.

     During any period in which we defer interest payments on the junior subordinated debentures, we will not and our subsidiaries will not do any of the following, with certain limited exceptions:

     - pay a dividend or make any other payment or distribution on our capital stock;

     - redeem, purchase or make a liquidation payment on any of our capital stock;

     - make an interest, principal or premium payment on, or repay, repurchase or redeem, any of our debt securities that rank equally with or junior to the junior subordinated debentures; or

     - make any guarantee payment regarding debt securities of any of our subsidiaries, if the guarantee ranks equally with or junior to the junior subordinated debentures.

     If we defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means you would be required to accrue interest income in an amount equal to the deferred distributions on your capital securities even though you will not be receiving any cash distributions on your capital securities. These amounts will be included in your gross income for United States federal income tax purposes. For more information, see below under the caption "United States Federal Income Tax Consequences" in this prospectus supplement.

WHEN CAN PROVIDENT CAPITAL TRUST III REDEEM THE CAPITAL SECURITIES?

     Provident Capital Trust III will redeem all of the outstanding capital securities when the junior subordinated debentures are repaid at maturity. The junior subordinated debentures are scheduled to mature on December 31, 2030. In addition, if we redeem any junior subordinated debentures before their maturity, Provident Capital Trust III will use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a proportionate basis, the capital securities and the common securities.

     We can redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest:

     - in whole or in part on one or more occasions any time on or after December 31, 2005; and

     - in whole at any time, if certain changes occur in tax or investment company laws and regulations or in the treatment of the capital securities for bank regulatory purposes.

     These circumstances are more fully described below under the caption "Certain Terms of the Capital Securities -- Redemption" in this prospectus supplement.

     We will not redeem the junior subordinated debentures unless we obtain the prior approval of the Board of Governors of the Federal Reserve System to do so, if then required under the Federal Reserve Board's capital rules.

HOW ARE THE CAPITAL SECURITIES GUARANTEED?

     We will fully and unconditionally guarantee the payments of all amounts due on the capital securities to the extent Provident Capital Trust III has funds available for payment of such distributions.

     We also are obligated to pay most of the expenses and obligations of Provident Capital Trust III (other than Provident Capital Trust III's obligations to make payments on the capital securities and common securities, which are covered only by the guarantee).

     The guarantee does not cover payments when Provident Capital Trust III does not have sufficient funds to make payments on the capital securities. In other words, if we do not make a payment on the junior subordinated debentures, Provident Capital Trust III will not have sufficient funds to make payments on the capital securities, and the guarantee will not obligate us to make those payments on Provident Capital Trust III's behalf. In addition, our obligations under the guarantee are subordinate to our obligations to other creditors to the same extent as the junior subordinated debentures. For more information, see "Description of the Guarantees" in the accompanying prospectus.

WHEN COULD THE JUNIOR SUBORDINATED DEBENTURES BE DISTRIBUTED TO YOU?

     We can dissolve Provident Capital Trust III at any time, subject to obtaining:

     - the prior approval of the Federal Reserve Board to do so, if then required under the Federal Reserve Board's capital rules; and

     - an opinion of independent counsel stating that the distribution of the junior subordinated debentures will not be taxable to you.

     If we dissolve Provident Capital Trust III, or if Provident Capital Trust III dissolves because of certain other specified events (such as our bankruptcy), Provident Capital Trust III will distribute the junior subordinated debentures to holders of the capital securities and the common securities on a proportionate basis.

     Upon any dissolution, winding-up or liquidation of Provident Capital Trust III involving the liquidation of the junior subordinated debentures, the holders of the capital securities will be entitled to receive, out of assets held by Provident Capital Trust III, subject to the rights of any creditors of Provident Capital Trust III, the liquidation distribution in cash. Provident Capital Trust III will be able to make this distribution of cash only if we redeem the junior subordinated debentures.

WILL THE CAPITAL SECURITIES BE LISTED ON A STOCK EXCHANGE?

     We expect that the capital securities will be approved for listing on the New York Stock Exchange. If listed, trading is expected to commence within 30 days after the capital securities are first issued. You should be aware that the listing of the capital securities will not necessarily ensure that an active trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

     If Provident Capital Trust III distributes the junior subordinated debentures, we will use our best efforts to list them on the New York Stock Exchange or wherever the capital securities are then listed.

IN WHAT FORM WILL THE CAPITAL SECURITIES BE ISSUED?

     The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York. This means that you will not receive a certificate for your capital securities and the capital securities will not be registered in your name. For more details, see the information under the caption "Book-Entry Issuance" in this prospectus supplement.

                                  RISK FACTORS

     Before purchasing any capital securities, you should read carefully this prospectus supplement and the accompanying prospectus and pay special attention to the following risk factors.

     Because Provident Capital Trust III will rely on the payments it receives on the junior subordinated debentures to fund all payments on the capital securities, and because Provident Capital Trust III may distribute the junior subordinated debentures in exchange for the capital securities, you are making an investment regarding the junior subordinated debentures as well as the capital securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about the capital securities, the guarantee and the junior subordinated debentures.

HOLDERS OF OUR SENIOR INDEBTEDNESS WILL GET PAID BEFORE YOU WILL GET PAID UNDER THE GUARANTEE

     Our obligations to you under the junior subordinated debentures and the guarantee will be junior in right of payment to all of our existing and future senior debt. This means that we cannot make any payments to you on the junior subordinated debentures or the guarantee if we are in default on any of our senior debt. Therefore, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior obligations in full before any payments may be made on the junior subordinated debentures or the guarantee.

     As of September 30, 2000, we had outstanding senior debt of approximately $248.3 million. The indenture pursuant to which the junior subordinated debentures will be issued, the guarantee and the declaration of trust which created Provident Capital Trust III do not limit our ability to incur additional senior debt.

     For more information, see below under the captions "Certain Terms of the Junior Subordinated Debentures -- Ranking" in this prospectus supplement and "Description of the Guarantees -- Ranking" in the accompanying prospectus.

OUR RESULTS OF OPERATIONS DEPEND UPON THE RESULTS OF OPERATIONS OF OUR SUBSIDIARIES

     We are a holding company which conducts substantially all of our operations through our bank and other subsidiaries. As a result, our ability to make payments on the junior subordinated debentures and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries.

     There are various regulatory restrictions on the ability of our banking subsidiaries, including our principal subsidiary, to pay dividends or make other payments to us. At September 30, 2000, our banking subsidiaries could pay a total of approximately $239.0 million in dividends to us without prior regulatory approval.

     In addition, our right to participate in any distribution of assets of any of our subsidiaries, including our principal subsidiary, upon the subsidiary's liquidation or otherwise, and thus your ability as a holder of the capital securities to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the capital securities will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries. Therefore, holders of the capital securities should look only to our assets for payments on the capital securities. Further, the junior subordinated debentures and the guarantee also will be effectively subordinated to all existing and future obligations of our subsidiaries.

     At September 30, 2000, our subsidiaries had outstanding debt and other liabilities, including deposits, of approximately $11.6 billion.

IF WE DO NOT MAKE PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES, PROVIDENT CAPITAL TRUST III WILL NOT BE ABLE TO PAY DISTRIBUTIONS AND OTHER PAYMENTS ON THE CAPITAL SECURITIES AND THE GUARANTEE WILL NOT APPLY

     Provident Capital Trust III's ability to make timely distribution and redemption payments on the capital securities is completely dependent upon our making timely payments on the junior subordinated debentures. If we default on the junior subordinated debentures, Provident Capital Trust III will lack funds for the payments on the capital securities. If this happens, holders of capital securities will not be able to rely upon the guarantee for payment of such amounts because the guarantee only guaran-tees that we will make distribution and redemption payments on the capital securities if Provident Capital Trust III has the funds to do so itself but does not.

     Instead, you or the property trustee may proceed directly against us for payment of any amounts due on the capital securities of such holder.

     For more information, see below under the caption "Certain Terms of the Capital Securities -- Trust Enforcement Events" in this prospectus supplement.

DISTRIBUTIONS ON THE CAPITAL SECURITIES COULD BE DEFERRED; YOU MAY HAVE TO INCLUDE INTEREST IN YOUR TAXABLE INCOME BEFORE YOU RECEIVE CASH

     As long as the junior subordinated debentures are not in default, we can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to twenty consecutive quarters, but not beyond the maturity date of the junior subordinated debentures. Because interest payments on the junior subordinated debentures fund the distributions on the capital securities, each such deferral would result in a corresponding deferral of distributions on the capital securities.

     We do not intend to defer interest payments on the junior subordinated debentures. However, if we do so in the future, the capital securities may trade at a price that does not reflect fully the value of the accrued but unpaid distributions. Even if we do not do so, our right to defer interest payments on the junior subordinated debentures could mean that the market price for the capital securities may be more volatile than that of other securities without interest deferral rights.

     If we defer interest payments on the junior subordinated debentures, you will be required to accrue interest income for United States federal income tax purposes in respect of your proportionate share of the accrued but unpaid interest on the junior subordinated debentures held by Provident Capital Trust III, even if you normally report income when received. As a result, you will be required to include the accrued interest in your gross income for United States federal income tax purposes prior to your receiving any cash distribution. If you sell your capital securities prior to the record date for the first distribution after a deferral period, you will never receive the cash from us related to the accrued interest that you reported for tax purposes.

     For more information regarding the tax consequences of purchasing the capital securities, see below under the caption "United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and " -- Sales of Capital Securities or Redemption of Junior Subordinated Debentures" in this prospectus supplement.

THE CAPITAL SECURITIES MAY BE REDEEMED PRIOR TO MATURITY; YOU MAY BE TAXED ON THE PROCEEDS AND YOU MAY NOT BE ABLE TO REINVEST THE PROCEEDS AT THE SAME OR A HIGHER RATE OF RETURN

     Generally, the junior subordinated debentures (and therefore the capital securities) may not be redeemed prior to December 31, 2005. However, if certain special events occur relating to changes in tax law, the Investment Company Act of 1940 or the treatment of the capital securities for bank regulatory capital purposes, then we will be able, subject to receipt of any necessary Federal Reserve Board approval, to redeem all of the junior subordinated debentures at a price equal to 100% of their principal amount plus any accrued and unpaid interest. If such a redemption happens, Provident Capital Trust III must use the redemption price it receives to redeem all of the capital securities.

     The redemption of the capital securities would be a taxable event to you for United States federal income tax purposes.

     In addition, you may not be able to reinvest the money that you receive in the redemption at a rate that is equal to or higher than the rate of return on the capital securities.

WE GENERALLY WILL CONTROL PROVIDENT CAPITAL TRUST III BECAUSE YOUR VOTING RIGHTS ARE VERY LIMITED; YOUR INTERESTS MAY NOT BE THE SAME AS OURS

     You will only have limited voting rights. In particular, you may not elect and remove any trustees, except when there is a default under the junior subordinated debentures. If such a default occurs, a majority in liquidation amount of the holders of the capital securities would be entitled to remove or appoint the property trustee and the Delaware trustee.

     For more information, see below under the caption "Provident Capital Trust III" in this prospectus supplement.

FEDERAL BANKING AUTHORITIES MAY RESTRICT THE ABILITY OF PROVIDENT CAPITAL TRUST III TO MAKE DISTRIBUTIONS ON OR REDEEM THE CAPITAL SECURITIES

     Federal banking authorities will have the right to examine Provident Capital Trust III and its activities because Provident Capital Trust III is our subsidiary. Under certain circumstances, including any determination that our relationship to Provident Capital Trust III would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the ability of Provident Capital Trust III to make distributions on or to redeem the capital securities.

AN ACTIVE TRADING MARKET FOR THE CAPITAL SECURITIES MAY NOT DEVELOP

     We expect that the capital securities will be approved for listing on the New York Stock Exchange within 30 days after issuance. However, the listing of the capital securities on an exchange does not guarantee that an active market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

     If the capital securities are not approved for listing on the New York Stock Exchange, the underwriters have indicated that they expect to continue market-making activities in the capital securities. They are not obligated to do so, however, and could discontinue those activities at any time.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement, the accompanying prospectus and the information incorporated by reference in them contain or incorporate by reference certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as "believes", "expects", "may", "will", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or the negative version of those words or other comparable terminology. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including, without limitation:

     - sharp and/or rapid changes in interest rates;

     - significant changes in the anticipated economic scenario which could materially change anticipated credit quality trends, the ability to generate loans and leases, the ability to securitize loans and leases and the spreads realized on securitizations;

     - significant cost, delay in, or inability to execute strategic initiatives designed to grow revenues and/or manage expenses;

     - consummation of significant business combinations or divestitures; and

     - significant changes in accounting, tax, or regulatory practices or requirements and factors noted in connection with forward looking statements.

     In addition, borrowers could suffer unanticipated losses without regard to general economic conditions. The result of these and other factors could cause a difference from expectations of the level of defaults and a change in the risk characteristics of the loan and lease portfolio and a change in the provision for loan and lease losses. Forward-looking statements speak only as of the date made. We undertake no obligations to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For a discussion of factors that could cause actual results to differ, see the information contained in our publicly available filings with the SEC. These filings are described under the caption "Where You Can Find More Information" in the accompanying prospectus.

                        PROVIDENT FINANCIAL GROUP, INC.

OUR PLAN FOR EXPANSION

     We currently conduct our banking operations through The Provident Bank (in
Ohio) and Provident Bank of Florida.

     We have expanded our franchise in recent years through internal growth and acquisitions. Recent examples of our expansion include the acquisitions of OHSL Financial Corp. in December 1999 and Fidelity Financial of Ohio, Inc. in February 2000 (financial institutions located in Cincinnati, Ohio); the acquisition of Bank One Corporation's Housing and Health Care Capital Business based in Columbus which operates as our Red Capital Group (business providing investment and mortgage banking to principals in multifamily, affordable housing, seniors housing, assisted living facilities and skilled nursing facilities nationwide); the purchase of Capstone Realty Advisors, LLC based in Cleveland (business specializing in the origination and servicing of commercial real estate loans); the opening of corporate lending offices in Fort Worth, Pittsburgh, Indianapolis, Chicago and Baltimore; and our expansion into Manatee County, Florida through the addition of four new financial centers, with construction to begin shortly on a fifth financial center.

CONTACT INFORMATION

     Our executive offices are located at One East Fourth Street, Cincinnati, Ohio 45202 and our Investors Relations telephone number is (513) 345-7102 or
(800) 851-9521.

                          PROVIDENT CAPITAL TRUST III

PURPOSE AND OWNERSHIP OF PROVIDENT CAPITAL TRUST III

     Provident Capital Trust III is a business trust recently organized under Delaware law by the trustees and us. Provident Capital Trust III is being established solely for the following purposes:

     - to issue the capital securities, which represent undivided beneficial ownership interests in Provident Capital Trust III's assets, in exchange for our junior subordinated debentures;

     - to issue the common securities to us in a total liquidation amount equal to at least 3% of Provident Capital Trust III's total capital in exchange for our junior subordinated debentures; and

     - to engage in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

     Because Provident Capital Trust III is being established only for the purposes listed above, the junior subordinated debentures will be Provident Capital Trust III's sole assets. Payments on the junior subordinated debentures will be Provident Capital Trust III's sole source of income. Provident Capital Trust III will issue only one series of capital securities.

     As issuer of the junior subordinated debentures, we will pay:

     - all fees, expenses and taxes related to Provident Capital Trust III and the offering of the capital securities and common securities; and

     - all ongoing costs, expenses and liabilities of Provident Capital Trust III, except obligations to make distributions and other payments on the common securities and the capital securities.

     For so long as the capital securities remain outstanding, we will:

     - own, directly or indirectly, all of the common securities;

     - cause Provident Capital Trust III to remain a business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration of trust by which Provident Capital Trust III was created;

     - use our commercially reasonable efforts to ensure that Provident Capital Trust III will not be an "investment company" for purposes of the Investment Company Act of 1940; and

     - take no action that would be reasonably likely to cause Provident Capital Trust III to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

THE TRUSTEES

     The business and affairs of Provident Capital Trust III will be conducted by its five trustees. The three regular trustees will be individuals who are our employees. The fourth trustee, The Chase Manhattan Bank, as property trustee, will hold title to the junior subordinated debentures for the benefit of the holders of the capital securities and will have the power to exercise all the rights and powers of a registered holder of the junior subordinated debentures. The fifth trustee, Chase Manhattan Bank USA, National Association, as Delaware trustee, maintains its principal place of business in Delaware and meets the requirements of Delaware law for Delaware business trusts. In addition, The Chase Manhattan Bank, as guarantee trustee, will hold the guarantee for the benefit of the holders of the capital securities.

     We have the sole right to appoint, remove and replace the trustees of Provident Capital Trust III, unless an event of default occurs with respect to the junior subordinated debentures. In that case, the holders of a majority in liquidation amount of the capital securities will have the right to remove and appoint the property trustee and the Delaware trustee.

ADDITIONAL INFORMATION

     For additional information concerning Provident Capital Trust III, see "The Trusts" in the accompanying prospectus. Provident Capital Trust III will not be required to file any reports with the SEC after the issuance of the capital securities. As discussed below under the caption "Accounting Treatment" in this prospectus supplement, we will provide certain information concerning Provident Capital Trust III and the capital securities in the financial statements included in our own periodic reports to the SEC.

OFFICE OF PROVIDENT CAPITAL TRUST III

     The executive office of Provident Capital Trust III is c/o Provident Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202,
Attention: General Counsel, and its telephone number is (513) 579-2861.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     Our consolidated ratios of earnings to fixed charges and consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated are set forth below:

                                           NINE MONTHS
                                              ENDED
                                          SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                          -------------   -------------------------------------
                                          2000    1999    1999    1998    1997    1996    1995
                                          -----   -----   -----   -----   -----   -----   -----
EARNINGS TO FIXED CHARGES:
  Excluding interest on deposits........  1.81x   2.78x   2.80x   2.40x   2.87x   2.32x   2.55x
  Including interest on deposits........  1.28x   1.59x   1.59x   1.49x   1.51x   1.40x   1.40x
EARNINGS TO COMBINED FIXED CHARGES AND
  PREFERRED STOCK DIVIDEND REQUIREMENTS:
     Excluding interest on deposits.....  1.79x   2.75x   2.78x   2.38x   2.84x   2.30x   2.42x
     Including interest on deposits.....  1.28x   1.58x   1.58x   1.48x   1.50x   1.40x   1.38x

     For purposes of computing the ratios of both earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest on deposits), capitalized interest and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense, capitalized interest and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, excluding interest on deposits, represent interest expense (except interest paid on deposits), capitalized interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, including interest on deposits, represent all interest expense, capitalized interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements and the interest factor included in rents.

                                USE OF PROCEEDS

     The Trust will issue the capital securities and common securities to us in exchange for our junior subordinated debentures.

     We will sell the capital securities to the public. We expect to use the proceeds from the sale of the capital securities for general corporate purposes, which may include the repayment of debt, investments in or extensions of credit to its subsidiaries and the financing of possible acquisitions. We currently have no agreements, arrangements or understandings regarding possible material acquisitions.

     Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of the proceeds will depend upon our funding requirements and the availability of other funds.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, Provident Capital Trust III will be treated as our subsidiary, and its accounts will be included in our consolidated financial statements.

     In our future financial reports, we will:

     - present the junior subordinated debentures as part of a separate line item on our consolidated balance sheets, as a component of long-term debt;

     - record distributions payable on the capital securities as an expense; and
     - include a footnote in our consolidated financial statements stating, among other things, that the sole assets of Provident Capital Trust III are junior subordinated debentures issued by us and providing information about the capital securities, the junior subordinated debentures and the guarantee.

                              REGULATORY TREATMENT

     We are required by the Federal Reserve Board to maintain certain levels of capital for bank regulatory purposes. We expect that the capital securities will be treated as Tier 1 capital for these purposes.

                                 CAPITALIZATION

     We provide in the table below our and our subsidiaries' unaudited historical consolidated capitalization at September 30, 2000 and as adjusted to give effect to the issuance of the capital securities.

                                                                AT SEPTEMBER 30, 2000
                                                              -------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              ----------    -----------
                                                               (DOLLARS IN THOUSANDS)
LONG-TERM DEBT..............................................  $1,464,672    $1,464,672
GUARANTEED PREFERRED BENEFICIAL INTERESTS IN
  PROVIDENT'S JUNIOR SUBORDINATED DEBENTURES (A):                220,214       320,214
SHAREHOLDERS' EQUITY:
  Preferred Stock (b).......................................       7,000         7,000
  Common Stock (c)..........................................      14,452        14,452
  Capital Surplus...........................................     313,588       313,588
  Retained Earnings.........................................     683,295       683,295
  Treasury Stock (d)........................................           0             0
  Accumulated Other Comprehensive Income (e)................     (37,684)      (37,684)
                                                              ----------    ----------
       Total Shareholders' Equity...........................     980,651       980,651
                                                              ----------    ----------
          Total Capitalization..............................  $2,665,537    $2,765,537
                                                              ==========    ==========

---------------
(a) Shown net of discount.
(b) Preferred Stock, 5,000,000 shares authorized, Series "D", 70,272 issued.
(c) Common Stock, no par value, 110,000,000 shares authorized, 48,758,291 issued.
(d) 0 shares.
(e) Consists entirely of unrealized loss on marketable securities (net of deferred income taxes).

                      SELECTED CONSOLIDATED FINANCIAL DATA

     We provide in the table below our selected consolidated financial data. You should read the data below with the more detailed information, consolidated financial statements and the notes to the consolidated financial statements that are incorporated by reference in the accompanying prospectus under the caption "Where You Can Find More Information." The information presented below for the years ended December 31, 1997, 1998 and 1999 give retroactive effect to our acquisition of Fidelity Financial of Ohio, Inc. in February 2000 which we accounted for as a pooling-of-interest.

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,                YEAR ENDED DECEMBER 31,
                                                      -------------------------   -------------------------------------
                                                         2000          1999          1999          1998         1997
                                                      -----------   -----------   -----------   ----------   ----------
                                                             (UNAUDITED)                        (AUDITED)
                                                               (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
EARNINGS:
Total Interest Income...............................  $   693,999   $   533,855   $   730,715   $  693,951   $  631,646
Total Interest Expense..............................      411,227       284,921       394,083      382,902      344,510
Net Interest Income.................................      282,772       248,934       336,632      311,049      287,136
Provision for Loan and Lease Losses.................       61,950        37,610        48,417       31,597       45,119
Noninterest Income..................................      191,673       200,618       272,664      225,492      174,899
Noninterest Expense.................................      296,078       242,470       326,990      317,316      241,152
Income Before Income Taxes..........................      116,417       169,472       233,889      187,628      175,764
Applicable Income Taxes.............................       43,803        60,137        82,940       65,201       61,049
Net Income(a).......................................       72,614       109,335       150,949      122,427      114,715
PER COMMON SHARE DATA:
Basic Earnings (a)..................................  $      1.48   $      2.31   $      3.18   $     2.57   $     2.51
Diluted Earnings (a)................................         1.44          2.24          3.08         2.48         2.38
Dividends Paid......................................         0.72          0.66          0.88         0.80         0.72
Book Value..........................................        19.97         17.66         18.91        16.62        15.22
BALANCES AT PERIOD END:
Total Investment Securities.........................  $ 3,137,961   $ 1,805,664   $ 2,111,037   $1,598,083   $1,468,438
Total Loans and Leases..............................    8,360,164     6,574,935     7,010,913    6,302,508    5,748,188
Total Managed Loans and Leases......................   14,282,271    11,887,589    12,948,933    9,522,895    7,280,874
Reserve for Loan and Lease Losses...................      120,277        87,723         4,045       78,867       74,615
Total Assets........................................   13,122,117     9,797,331    10,537,926    8,949,651    7,946,580
Noninterest Bearing Deposits........................    1,313,205     1,020,820     1,185,245      679,297      610,308
Interest Bearing Deposits...........................    6,874,550     5,905,960     6,044,743    5,277,182    4,746,764
Total Deposits......................................    8,187,755     6,926,780     7,229,988    5,956,479    5,357,072
Long-Term Liabilities...............................    1,684,886     1,119,376     1,170,890    1,111,925      863,093
Total Shareholders' Equity..........................      980,651       840,291       926,222      802,154      718,921
OTHER STATISTICAL INFORMATION:
Return on Average Assets (a)........................        0.82%         1.50%         1.53%        1.40%        1.40%
Return on Average Equity (a)........................       10.33%        17.97%        18.34%       15.57%       17.54%
Dividend Payout Ratio...............................       49.29%        28.48%        27.14%       30.93%       33.25%
CAPITAL RATIOS AT PERIOD END:
Total Equity to Total Assets........................        7.47%         8.58%         8.79%        8.96%        9.05%
Tier 1 Leverage Ratio...............................        9.86%        10.52%        10.87%        9.13%       10.05%
Tier 1 Capital to Risk-Weighted Assets..............        7.91%        10.03%         9.97%        9.03%       10.05%
Total Risk-Based Capital to Risk Weighted Assets....       10.29%        12.05%        11.93%       11.53%       13.25%
LOAN QUALITY RATIOS AT PERIOD END:
Reserve for Loan and Lease Losses to Total Loans and
  Leases............................................        1.44%         1.33%         1.34%        1.25%        1.30%
Reserve for Loan and Lease Losses to Nonperforming
  Loans.............................................      182.02%       139.55%       164.39%      175.18%      156.04%
Nonperforming Loans to Total Loans and Leases.......        0.79%         0.96%         0.82%        0.71%        0.83%
Net Charge-Offs to Average Total Loans and Leases...        0.71%         0.56%         0.49%        0.43%        0.69%

---------------

(A) SELECTED FINANCIAL DATA ON OPERATING INCOME FOLLOWS (EXCLUDES MERGER AND RESTRUCTURING CHARGES (9/30/00, 12/31/99 AND 9/30/99) AND SPECIAL CHARGES AND EXIT COSTS (12/31/98)):

                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,                YEAR ENDED DECEMBER 31,
                                                      ---------------------      ------------------------------------
                                                       2000          1999          1999          1998          1997
                                                      -------      --------      --------      --------      --------
                                                           (UNAUDITED)                        (AUDITED)
                                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net Income.........................................   $99,614      $112,065      $153,679      $136,730      $114,715
Basic Earnings.....................................      2.03          2.37          3.24          2.87          2.51
Diluted Earnings...................................      1.98          2.29          3.14          2.77          2.38
Return on Average Assets...........................     1.13%         1.54%         1.56%         1.56%         1.49%
Return on Average Equity...........................    14.16%        18.42%        18.68%        17.39%        17.54%

                    CERTAIN TERMS OF THE CAPITAL SECURITIES

     We have summarized below certain terms of the capital securities. This summary supplements the general description of the capital securities under the caption "Description of the Trust Preferred Securities" and elsewhere in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the capital securities. For more information, we refer you to the declaration of trust, the form of the amended and restated declaration of trust and the form of preferred securities (which will be substantially similar to the form of the capital securities), which we filed as exhibits to the registration statement of which the prospectus is a part.

     The capital securities represent undivided beneficial ownership interests in the assets of Provident Capital Trust III. The only assets of Provident Capital Trust III will be the junior subordinated debentures. The capital securities will rank equally with the common securities except as described below under the caption " -- Subordination of Common Securities" in this section.

DISTRIBUTIONS

     As an undivided beneficial owner in the junior subordinated debentures, you will receive distributions on the capital securities that are cumulative and
will accumulate from             , 2000 at the annual rate of      % of the
liquidation amount of $25 for each capital security. Interest on the junior subordinated debentures will accrue and, as a result, distributions on the capital securities will accumulate and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2000. The amount of distributions payable for any period will be computed on the basis of a 360 day year comprised of twelve 30 day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of a 30 day month and, for periods of less than a month, the actual number of days elapsed per 30 day month.

     Interest not paid when due will accrue additional interest at the annual
rate of      % on the amount of unpaid interest, compounded quarterly. As a result, distributions not paid when due will accumulate additional distributions
at the annual rate of      % on the amount of unpaid distributions, compounded
quarterly. When we refer to any payment of distributions, the term "distributions" includes any such additional accumulated distributions.

     If distributions are payable on a date that is not a "business day", payment will be made on the next business day and without any interest or other payment as a result of such delay. However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. A "business day" means each day except Saturday, Sunday and any day on which banking institutions in The City of New York are authorized or required by law to close or on which the corporate trust office of the property trustee or the indenture trustee is closed for business.

     Interest not paid when due will accrue additional interest, and, as a result, distributions on the capital securities will only be paid if Provident Capital Trust III has sufficient funds available to make such payments. Provident Capital Trust III's income available for the payment of distributions will be limited to our payments made on the junior subordinated debentures. As a result, if we do not make interest payments on the junior subordinated debentures, then Provident Capital Trust III will not have funds to make distributions on the capital securities.

DEFERRAL OF DISTRIBUTIONS

     If the junior subordinated debentures are not in default, we can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to twenty consecutive quarterly interest payment periods. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures. If we defer interest payments on the junior subordinated debentures, Provident Capital Trust III also will defer distributions on the capital securities. During a deferral period, interest on the junior subordinated debentures will accrue and compound quarterly at the
annual rate of      % and, as a result, distributions otherwise due to you would continue to accumulate, to the extent permitted by applicable law, from the date that these distributions were due.

     Once we make all deferred interest payments on the junior subordinated debentures, we again can defer interest payments on the junior subordinated debentures as discussed above. As a result, there could be multiple periods of varying length during which you would not receive cash distributions from Provident Capital Trust III.

     We currently do not intend to defer interest payments on the junior subordinated debentures. If we defer such interest payments, however, neither we nor our subsidiaries generally will be permitted to pay dividends on or repurchase shares of our capital stock or make payments on debt securities or guarantees that rank equal or junior to the junior subordinated debentures and the guarantee. These limitations are described in greater detail below under the caption "Certain Terms of the Junior Subordinated Debentures -- Option to Defer Interest Payments" in this prospectus supplement.

     If we choose to defer payments of interest on the junior subordinated debentures, then the junior subordinated debentures would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means you will be required to include your share of the accrued but unpaid interest on the junior subordinated debentures in your gross income for United States federal income tax purposes before you receive cash distributions from Provident Capital Trust III. This treatment will apply as long as you own capital securities. For more information, see below under the caption "United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" in this prospectus supplement.

PAYMENT OF DISTRIBUTIONS

     Distributions on the capital securities will be payable to holders on the relevant record date. As long as the capital securities are only in book-entry form, the record date for the payment of distributions will be one business day before the distribution date. If the capital securities are ever issued in certificated form, the record date for the payment of distributions will be determined by the regular trustees and will be at least one business day before the relevant payment date. Distributions payable on any capital securities that are not paid on the scheduled distribution date will cease to be payable to the person in whose name such capital securities are registered on the relevant record date, and such distribution will instead be payable to the person in whose name such capital securities are registered on a special record date set for this purpose.

     Payments on the capital securities while they are in book-entry form will be made in immediately available funds to DTC, the depositary for the capital securities.

REDEMPTION

     We may redeem the junior subordinated debentures before their maturity:

     - in whole or in part on one or more occasions any time on or after December 31, 2005; and

     - in whole at any time, if certain changes occur in tax or investment company laws and regulations, or in the treatment of the capital securities for bank regulatory capital purposes. These events, which we refer to as "Special Events", are described in detail below under the caption " -- Redemption Upon a Special Event".

     We may not redeem the junior subordinated debentures unless we receive the prior approval of the Federal Reserve Board to do so, if that approval is then required under the Federal Reserve Board's capital rules. The redemption price for the junior subordinated debentures is 100% of their principal amount plus accrued and unpaid interest.

GENERAL

     When we repay the junior subordinated debentures, either at maturity on December 31, 2030 or upon early redemption (as discussed above), Provident Capital Trust III will use the cash it receives from the repayment or redemption of the junior subordinated debentures to redeem a corresponding amount of the capital securities and common securities.

     If less than all the capital securities and the common securities are redeemed, the total amount of the capital securities and the common securities to be redeemed will be allocated proportionately among the capital securities and common securities, unless an event of default under the junior subordinated debentures or similar event has occurred, as described below under the caption " -- Subordination of Common Securities" in this section.

REDEMPTION UPON A SPECIAL EVENT

     If a Special Event has occurred and is continuing, and we cannot cure that event by some reasonable action, then we may redeem the junior subordinated debentures within 90 days following the occurrence of the Special Event. A "Special Event" means, for these purposes, the occurrence of a "Tax Event", a "Regulatory Capital Event" or an "Investment Company Event". We summarize each of these events below.

     A "Tax Event" means the receipt by Provident Capital Trust III of an opinion of independent tax counsel experienced in such matters, to the effect that as a result of:

     - any amendment to, change in or announced proposed change in the laws or regulations interpreting such laws of the United States or any political subdivision or taxing authority; or

     - any official administrative pronouncement, written action or judicial decision interpreting or applying such laws or regulations;

which amendment or change becomes effective, or proposed change, pronouncement, written action or decision is announced, on or after the date of this prospectus supplement, there is more than an insubstantial risk currently or within the 90 days following such opinion that:

     - Provident Capital Trust III will be subject to United States federal income tax regarding income received or accrued on the junior subordinated debentures;

     - interest payable by us on the junior subordinated debentures will not be deductible by us, in whole or in part, for United States federal income tax purposes; or

     - Provident Capital Trust III will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means that we shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of:

     - any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve System; or

     - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or pronouncement or decision is announced on or after the date of original issuance of the capital securities, the capital securities do not constitute, or within 90 days following the date of such opinion, will not constitute Tier 1 capital or its equivalent at the time.

     An "Investment Company Event" means the receipt by Provident Capital Trust III of an opinion of a nationally recognized independent counsel to the effect that, as a result of:

     - a change in law or regulation; or

     - a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority,

there is more than an insubstantial risk that Provident Capital Trust III will be considered an "investment company" under the Investment Company Act of 1940 that is required to be registered under this law on or after the date of the issuance of the capital securities.

     If we do not elect to redeem the junior subordinated debentures following a Special Event, then the capital securities will remain outstanding until the repayment of the junior subordinated debentures, unless we liquidate Provident Capital Trust III and distribute the junior subordinated debentures to you. For more information, see "-- Optional Liquidation of Provident Capital Trust III and Distribution of Junior Subordinated Debentures" in this section.

REDEMPTION PROCEDURES

     Provident Capital Trust III will give you at least 30 days' but not more than 60 days' notice before any redemption of capital securities. To the extent funds are available for payment, Provident Capital Trust III will irrevocably deposit with DTC sufficient funds to pay the redemption amount for the capital securities being redeemed. Provident Capital Trust III also will give DTC irrevocable instructions and authority to pay the redemption amount to its participants. Any distribution to be paid on or before a redemption date for any capital securities called for redemption will be payable to the registered holders on the record date for the distribution.

     Once notice of redemption is given and Provident Capital Trust III irrevocably deposits the redemption amount, additional distributions on the capital securities will cease to accumulate from and after the redemption date. In addition, all rights of the holders of the capital securities called for redemption will cease, except for the right to receive distributions payable prior to the redemption date and the redemption amount.

     If any redemption date is not a business day, the redemption amount will be payable on the next business day, without any interest or other payment in respect of any such delay. However, if the next business day is in the next calendar year, the redemption amount will be payable on the preceding business day.

     If payment of the redemption amount for any capital securities called for redemption is improperly withheld or refused and not paid either by Provident Capital Trust III or by us pursuant to the guarantee, distributions on the capital securities will continue to accumulate from the originally scheduled redemption date to the actual date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption amount.

     In addition, we may and our affiliates may, at any time, purchase outstanding capital securities by tender, in the open market or by private agreement.

OPTIONAL LIQUIDATION OF PROVIDENT CAPITAL TRUST III AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     We may dissolve Provident Capital Trust III at any time, and after satisfying the creditors of Provident Capital Trust III, may cause the junior subordinated debentures to be distributed to the holders of the capital securities. We may not dissolve Provident Capital Trust III, however, unless we first receive:

     - the approval of the Federal Reserve System to do so, if that approval is then required under the Federal Reserve System's capital rules; and

     - an opinion of independent counsel to the effect that the distribution of the junior subordinated debentures will not be taxable to you.

     See below under the caption "Certain Terms of the Junior Subordinated Debentures -- Distribution of Junior Subordinated Debentures" in this prospectus supplement.

     If we elect to dissolve Provident Capital Trust III, thus causing the junior subordinated debentures to be distributed to the holders of the capital securities, we will continue to have the right to redeem the junior subordinated debentures in certain circumstances as described above.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions or any redemption or liquidation amounts by Provident Capital Trust III regarding the capital securities and the common securities will be made proportionately based on the total liquidation amounts of the securities. However, if we are in default under the junior subordinated debentures, Provident Capital Trust III will make no payments on the common securities until all unpaid amounts on the capital securities have been provided for or paid in full.

TRUST ENFORCEMENT EVENTS

     An event of default under the indenture constitutes an event of default under the declaration of trust. We refer to such an event as a "Trust Enforcement Event". For more information on events of default under the indenture, see "Description of Debt Securities -- Events of Default" and "Description of Debt Securities -- Provisions Applicable to Junior Subordinated Debt Securities -- Events of Default" in the accompanying prospectus. Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the junior subordinated debentures, will have the right under the indenture to declare the principal amount of the junior subordinated debentures due and payable.

     If the property trustee fails to enforce its rights under the junior subordinated debentures, any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the junior subordinated debentures and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest or principal on the junior subordinated debentures when due, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the junior subordinated debentures having a principal amount equal to the total liquidation amount of that holder's capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

     Pursuant to the declaration of trust, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.

VOTING RIGHTS

     Holders of capital securities will have only limited voting rights. In particular, holders of capital securities may not elect or remove any trustee, except when there is a default under the junior subordinated debentures. If such a default occurs, a majority in liquidation amount of the holders of the capital securities would be entitled to remove or appoint the property trustee and the Delaware trustee.

REMEDIES

     So long as any junior subordinated debentures are held by the property trustee, the holders of a majority of all outstanding capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee, as holder of the junior subordinated debentures, to:

     - exercise the remedies available to it under the indenture as a holder of the junior subordinated debentures, including the right to rescind or annul a declaration that the principal of all the junior subordinated indentures will be due and payable;

     - consent to any amendment, modification or termination of the indenture or the junior subordinated debentures; or

     - waive any past default that is waivable under the indenture.

     However, where a consent or action under the indenture would require the consent or action of the holders of more than a majority of the total principal amount of junior subordinated debentures affected by it, only the holders of that greater percentage of the capital securities may direct the property trustee to give the consent or to take such action. See "Description of Debt Securities -- Modification" and "Description of Debt Securities -- Provisions Applicable to Junior Subordinated Debt Securities -- Modification" in the accompanying prospectus.

     If an event of default under the indenture has occurred and is continuing, the holders of 25% of the total liquidation amount of the capital securities may direct the property trustee to declare the principal and interest on the junior subordinated debentures due and payable.

MEETINGS

     Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for such purpose or pursuant to written consent. The regular trustees will cause a notice of any meeting at which holders of capital securities are entitled to vote to be given to each holder of record of capital securities in the manner described in the declaration of trust.

     No vote or consent of the holders of capital securities will be required for Provident Capital Trust III to redeem and cancel its capital securities in accordance with the declaration of trust.

GLOBAL SECURITIES; BOOK-ENTRY ISSUE

     We expect that the capital securities will be issued in the form of global securities held by The Depository Trust Company as described under the captions "Description of the Trust Preferred Securi-ties -- Global Securities" in the accompanying prospectus and "Book-Entry Issuance" in this prospectus supplement.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the declaration of trust and, after a Trust Enforcement Event which has not been cured or waived, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of capital securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred in connection with taking that action.

              CERTAIN TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

     We have summarized below certain terms of the junior subordinated debentures. This summary supplements the general description of these securities under the caption "Description of Debt Securities" and elsewhere in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the junior subordinated debentures. For more information, we refer you to the indenture and the form of the junior subordinated debentures, which we filed as exhibits to the registration statement of which the accompanying prospectus is a part.

     The junior subordinated debentures will be issued pursuant to an indenture to be entered into between us and The Chase Manhattan Bank, as indenture trustee. The indenture provides for the issuance from time to time of junior subordinated debentures in an unlimited dollar amount and an unlimited number of series.

INTEREST RATE AND MATURITY

     The junior subordinated debentures will bear interest at the annual rate of %, payable quarterly in arrears on March 31, June 30, September 30 and
December 31 of each year, beginning December 31, 2000. Interest payments not paid when due will themselves accrue additional interest at the annual rate of
     % on the amount of unpaid interest, to the extent permitted by law, compounded quarterly. The amount of interest payable for any period will be computed based on a 360 day year comprised of twelve 30 day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of a 30 day month and, for periods of less than a month, the actual number of days elapsed per 30 day month. The distribution provisions of the capital securities correspond to the interest payment provisions for the junior subordinated debentures because the capital securities represent undivided beneficial ownership interests in the junior subordinated debentures.

     The junior subordinated debentures do not have a sinking fund. This means that we are not required to make any principal payments prior to maturity.

     The junior subordinated debentures will mature on December 31, 2030.

RANKING

     The junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all our senior debt.

     As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary.

     The capital securities, the junior subordinated debentures and the guarantee do not limit our or our subsidiaries' ability to incur additional debt, including debt that ranks senior in priority of payment to the junior subordinated debentures and the guarantee. At September 30, 2000, approximately $248.3 million of our senior debt was outstanding. In addition, the junior subordinated debentures will be effectively subordinated to all our subsidiaries' existing and future obligations. At September 30, 2000, our subsidiaries had outstanding debt and other liabilities, excluding deposits, of approximately $3.2 billion.

REDEMPTION

     We have the option to redeem some or all of the junior subordinated debentures before their maturity. For more information, see above under the caption "Certain Terms of the Capital Securities -- Redemption" in this prospectus supplement.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     If the property trustee distributes the junior subordinated debentures to the holders of the capital securities and the common securities upon the liquidation of Provident Capital Trust III, we will cause the junior subordinated debentures to be issued in denominations of $25 principal amount and integral multiples thereof. We anticipate that the junior subordinated debentures would be distributed in the form of one or more global securities and that The Depository Trust Company, would act as depositary for the junior subordinated debentures. The depositary arrangements for the junior subordinated debentures would be substantially the same as those in effect for the capital securities.

     For a description of The Depository Trust Company and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see "Book-Entry Issuance" in this prospectus supplement.

OPTION TO DEFER INTEREST PAYMENTS

     We can defer interest payments on the junior subordinated debentures for up to twenty consecutive quarterly interest payment periods if the junior subordinated debentures are not in default. A deferral of interest payments cannot extend, however, beyond the maturity date of the junior subordinated debentures. During the deferral period, interest will continue to accrue on the junior subordinated debentures, compounded quarterly, and deferred interest
payments will accrue additional interest at      %. No interest will be due and
payable on the junior subordinated debentures until the end of the deferral period except upon a redemption of the junior subordinated debentures during a deferral period.

     We may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or on any redemption date, we will be obligated to pay all accrued and unpaid interest.

     Once we pay all accrued and unpaid interest on the junior subordinated debentures, we again can defer interest payments on the junior subordinated debentures as described above, provided that a deferral period cannot extend beyond the maturity date of the junior subordinated debentures.

CERTAIN LIMITATIONS DURING A DEFERRAL PERIOD

     During any deferral period, we will not and our subsidiaries will not be permitted to:

     - pay a dividend or make any other payment or distribution on our capital stock;

     - redeem, purchase or make a liquidation payment on any of our capital stock;

     - make an interest, principal or premium payment, or repay, repurchase or redeem any of our debt securities that rank equal with or junior to the junior subordinated debentures; or

     - make any guarantee payment regarding any guarantee by us of debt securities of any of our subsidiaries, if the guarantee ranks equal with or junior to the junior subordinated debentures.

     However, at any time, including during any deferral period, we will be permitted to:

     - pay dividends or distributions in additional shares of its capital stock;

     - make payments under the guarantee in respect of the capital securities and common securities;

     - declare or pay a dividend in connection with the implementation of a shareholders' rights plan, issue stock under such a plan or redeem or repurchase such rights; and

     - purchase common stock for reissuance pursuant to an employee benefit, dividend reinvestment or stock repurchase plan or for issuance in an acquisition transaction that was entered into prior to the commencement of that deferral period.

NOTICE

     If the property trustee is the sole holder of the junior subordinated debentures, then we will give Provident Capital Trust III, the regular trustees and the property trustee notice if we decide to defer interest payments on the junior subordinated debentures. We will give that notice one business day before the earlier of:

     - the next date distributions on the capital securities are payable; or

     - the date Provident Capital Trust III is required to give notice to the New York Stock Exchange (or any other applicable self-regulatory organization) or to holders of the capital securities on the record date or the date any distribution is payable, but in any event at least one business day before the record date.

     The regular trustees will give notice to the holders of capital securities if we decide to defer interest payments on the junior subordinated debentures.

     If the property trustee is not the sole holder of the junior subordinated debentures, we will give the holders notice of any deferral period ten business days prior to the earlier of:

     - the next interest payment date; or

     - the date we are required to give notice to the New York Stock Exchange (or any other applicable self-regulatory organization) or to holders of the junior subordinated debentures on the record date or payment date of any related interest payment, but in any event at least two business days prior to the record date.

AGREEMENT BY PURCHASERS OF CERTAIN TAX TREATMENT

     Each junior subordinated debenture will provide that, by acceptance of the junior subordinated debentures, or a beneficial interest therein, the holder of the junior subordinated debenture intends that such junior subordinated debenture constitutes debt and agrees to treat it as debt for United States federal, state and local tax purposes.

MISCELLANEOUS

     The indenture requires us, as issuer of the junior subordinated securities, to pay all fees and expenses related to:

     - the issuance and exchange of the capital securities and the junior subordinated debentures;

     - the organization, maintenance and dissolution of Provident Capital Trust III;

     - the retention of the trustees; and

     - the enforcement by the property trustee of the rights of the holders of the capital securities.

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
              THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of distributions and other amounts due on the capital securities are irrevocably guaranteed by us, to the extent Provident Capital Trust III has funds available for the payment of such distributions, as described under "Description of the Guarantees" in the accompanying prospectus.

     If we do not make payments under the junior subordinated debentures, Provident Capital Trust III will not have sufficient funds to pay distributions or other amounts due on the capital securities. The guarantee does not cover payment of distributions when Provident Capital Trust III does not have sufficient funds to pay such distributions. In that event, a holder of capital securities may institute a legal proceeding directly against us to enforce payment of the junior subordinated debentures to such holder in accordance with their terms, including our right to defer interest payments.

     Taken together, our obligations under the declaration of trust, the junior subordinated debentures, the indenture and the guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the capital securities.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest, principal and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and other payments due on the capital securities because of the following factors:

     - the total principal amount of the junior subordinated debentures will be equal to the sum of the total stated liquidation amount of the capital securities and the common securities;

     - the interest rate and payment dates on the junior subordinated debentures will match the distribution rate and payment dates for the capital securities;

     - as borrower, we will pay, and Provident Capital Trust III will not be obligated to pay, all costs, expenses and liabilities of Provident Capital Trust III except Provident Capital Trust III's obligations under the capital securities and common securities; and

     - the declaration of trust further provides that Provident Capital Trust III will engage only in activity that is consistent with the limited purposes of Provident Capital Trust III.

     We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we make a related payment under the guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     If a Trust Enforcement Event occurs, the holders of capital securities would rely on the enforcement by the property trustee of its rights as registered holder of the junior subordinated debentures against us. In addition, the holders of a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as the holder of the junior subordinated debentures. The indenture provides that the indenture trustee will give holders of junior subordinated debentures notice of all events of default within 30 days after their occurrence.

     If the property trustee fails to enforce its rights under the junior subordinated debentures in respect of an event of default under the indenture after a holder of capital securities has made a written request, such holder may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the junior subordinated debentures. In addition, if we fail to pay interest or principal on the junior subordinated debentures, a holder of capital securities may institute a proceeding directly against us for enforcement of payment to that holder of the principal of or interest on junior subordinated debentures having a principal amount equal to the total liquidation amount of that holder's capital securities (which we refer to as a "direct action"). In connection with such a direct action, we will have the right under the indenture to set off any payment made to such holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

LIMITED PURPOSE OF TRUST

     The capital securities evidence undivided beneficial ownership interests in the assets of Provident Capital Trust III, and Provident Capital Trust III exists for the sole purpose of issuing the common securities and capital securities to us in exchange for the junior subordinated debentures. A principal difference between the rights of a holder of capital securities and a holder of junior subordinated debentures is that a holder of junior subordinated debentures is entitled to receive from us the principal of and interest accrued on junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions to the extent Provident Capital Trust III has funds available for the payment of such distributions.

RIGHTS UPON TERMINATION

     Upon any dissolution, winding-up or liquidation of Provident Capital Trust III involving the liquidation of the junior subordinated debentures, the holders of the capital securities will be entitled to receive, out of assets held by Provident Capital Trust III, subject to the rights of any creditors of Provident Capital Trust III, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debentures, would be our subordinated creditor, subordinated in right of payment to all senior debt as described in the indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive payments or distributions. Because we are the guarantor under the guarantee and, under the indenture, as borrower, we have agreed to pay for all costs, expenses and liabilities of Provident Capital Trust III (other than Provident Capital Trust III's obligations to the holders of the capital securities), the positions of a holder of capital securities and a holder of the junior subordinated debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

                              BOOK-ENTRY ISSUANCE

     We have summarized below certain terms relating to the book-entry facilities of the depositary for the capital securities.

     The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that Provident Capital Trust III will not issue physical certificates that represent ownership of the capital securities to the purchasers of these securities. Rather, the capital securities will be represented by one or more global securities. Each global security will be issued to DTC, or its nominee, and held by or on behalf of DTC, or its nominee. DTC will keep a computerized record of its participants (for example, a broker) whose clients have purchased the capital securities. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees and their successors may transfer a global security as a whole to one another.

     In the event that junior subordinated debentures are distributed to holders of the capital securities and common securities, as described under "Certain Terms of the Junior Subordinated Debentures -- Distribution of Junior Subordinated Debentures" in this prospectus supplement, those junior subordinated debentures would be represented by one or more global securities. The book-entry and depositary arrangements for these securities would be substantially similar to those described below for the capital securities.

RECORDS OF BENEFICIAL INTERESTS

     Beneficial interests in a global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants. DTC has provided Provident Capital Trust III and us with the information that follows. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (which it terms its "direct participants") deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates in definitive form. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

     DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     When you purchase capital securities through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the capital securities on DTC's records. When you purchase the capital securities, you will be the beneficial owner. Your ownership interest will only be recorded on the direct (or indirect) participants' records. DTC will have no knowledge of your individual ownership of the capital securities. DTC's records only show the identity of the direct participants and the amount of the capital securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. Instead you will receive these from your direct (or indirect) participant. As a result, the direct (or indirect) participants are responsible for keeping accurate account of the securities holdings of their customers like you.

WIRING OF PAYMENTS

     The property trustee will wire payments on the capital securities to DTC's nominee. We, Provident Capital Trust III and the property trustee will treat DTC's nominee as the owner of each global security for all purposes. As a result, we, Provident Capital Trust III, the property trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security.

REDEMPTION

     Any redemption notices will be sent by us and Provident Capital Trust III directly to DTC, who will, in turn, inform the direct participants (or the indirect participants), who will then contact you as a beneficial holder. If less than all of the capital securities are being redeemed, DTC will proportionally allot the amount of the interest of each direct participant to be redeemed.

     It is DTC's current practice, upon receipt of any payment of distributions or liquidation amount, to credit direct participants' accounts on the payment date based on their holding of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests. However, payments will be the responsibility of the participants and not of DTC, the property trustee, us or Provident Capital Trust III.

EXCHANGES

     Capital securities represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

     - DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the Trust within 90 days; or

     - Provident Capital Trust III decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

     If the book-entry only system is discontinued, the property trustee will keep the registration books for the capital securities of Provident Capital Trust III at its corporate office.

EUROCLEAR AND CLEARSTREAM

     Links have been established among DTC, Clearstream and Euroclear, to facilitate the initial issuance of the capital securities and cross-market transfers of the capital securities associated with secondary market trading.

     Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers of the capital securities among their participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (which we refer to as the "U.S. depositaries"), which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

     When capital securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the relevant U.S. depositary to receive the capital securities against payment. Payment will then be made by such U.S. depositary to the DTC participant's account against delivery of the capital securities. After settlement has been completed, the capital securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. Credit for the capital securities will appear on the next day (in European time).

     Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending capital securities to the relevant U.S. depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

     Due to time zone differences in their favor, Clearstream participants or Euroclear participants may employ their customary procedures for transactions in which capital securities are to be transferred by the respective clearing system through the relevant U.S. depositary to another DTC participant.

The seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. depositary to credit the capital securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a description of the material United States federal income tax consequences of the purchase, ownership and disposition of the capital securities as of the date of this prospectus supplement. Where noted, it constitutes the opinion of Keating, Muething & Klekamp, P.L.L., counsel to Provident Financial Group, Inc. and Provident Capital Trust III.

     Except where we state otherwise, this summary deals only with capital securities held as capital assets by a holder who:

     - is a United States person (as defined below), and

     - purchases the capital securities upon original issuance at their original issue price.

     A "United States person" is a holder who is one of the following:

     - a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust

          - that is subject to the supervision of a court within the United States and the control of one or more United States persons, or

          - that has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

     Your tax treatment may vary depending on your particular situation. This summary does not address all the tax consequences that may be relevant to holders that are subject to special tax treatment, such as:

     - dealers in securities or currencies;

     - financial institutions;

     - tax-exempt investors;

     - traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

     - persons liable for alternative minimum tax;

     - insurance companies;

     - persons holding capital securities as part of a hedging, conversion, integrated or constructive sale transaction or a straddle; or

     - persons holding capital securities as part of a straddle.

     In addition, this summary does not include any description of the tax laws of any state, local or foreign government.

     This summary is based on the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), the Treasury regulations promulgated under the Code and administrative and judicial interpretations. These income tax laws, regulations and interpretations, however, may change at any time. Any change could be retroactive to the issuance date of the capital securities.

     The authorities on which this summary is based are subject to various interpretations and the opinions of Keating, Muething & Klekamp, P.L.L. are not binding on the Internal Revenue Service (which we refer to as the "IRS") or the courts. Either the IRS or the courts could disagree with the explanations or conclusions contained in this summary. Nevertheless, Keating, Muething & Klekamp, P.L.L. has advised us that they believe that the opinions expressed in this summary, if challenged, would be sustained by a court with jurisdiction in a properly presented case.

     You should consult your own tax advisor regarding the tax consequences to you of the purchase, ownership and disposition of the capital securities, including the tax consequences under state, local, foreign and other tax laws. For a discussion of the possible redemption of the capital securities upon the occurrence of a tax event, see "Certain Terms of the Capital
Securities -- Special Event Redemption" in this prospectus supplement.

CLASSIFICATION OF PROVIDENT CAPITAL TRUST III

     In connection with the issuance of the capital securities, Keating, Muething & Klekamp, P.L.L. is of the opinion that under current law and assuming full compliance with the terms of the declaration of trust, and based upon certain facts and assumptions contained in such opinion, Provident Capital Trust III will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial ownership interest in the junior subordinated debentures. Thus, you will be required to include in your gross income your proportionate share of the interest income or original issue discount that is paid or accrued on the junior subordinated debentures. See below under the caption "-- Interest Income and Original Issue Discount" in this section.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     Provident Financial Group, Inc., Provident Capital Trust III and you (by your acceptance of a beneficial ownership interest in a capital security) agree to treat the junior subordinated debentures as indebtedness for all United States tax purposes. In connection with the issuance of the junior subordinated debentures, Keating, Muething & Klekamp, P.L.L. is of the opinion that, under current law and based on certain representations, facts and assumptions set forth in such opinion, the junior subordinated debentures will be classified as indebtedness for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     We anticipate that the junior subordinated debentures will not be issued with an issue price that is less than their stated redemption price at maturity. In this case, subject to the discussion below, the junior subordinated debentures will not be subject to the special original issue discount (which we refer to as "OID") rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the junior subordinated debentures as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

     If, however, we exercise our right to defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will become OID instruments at such time. In such case, you will be subject to the special OID rules described below. Once the junior subordinated debentures become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding.

     Under the OID economic accrual rules, the following occur:

     - regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the junior subordinated debentures using the constant-yield-to-maturity method of accrual described in section 1272 of the Code;

     - the actual cash payments of interest you receive on the junior subordinated debentures would not be reported separately as taxable income;

     - any amount of OID included in your gross income (whether or not during a deferral period) with respect to the capital securities would increase your tax basis in such capital securities; and

     - the actual cash payments of interest you receive on the junior subordinated debentures in respect of such accrued OID would reduce your tax basis in such capital securities.

     The Treasury regulations dealing with OID and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS. It is possible that the IRS could assert that the junior subordinated debentures were issued initially with OID. If the IRS were successful, regardless of whether we exercise our option to defer payments of interest on such junior subordinated debentures, you would be subject to the special OID rules described above.

     If you are a corporate holder of capital securities, you will not be entitled to a dividends-received deduction with respect to any income you recognize on the capital securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF PROVIDENT CAPITAL TRUST III

     As described under the caption "Certain Terms of the Capital
Securities -- Optional Liquidation of Provident Capital Trust III and Distribution of Junior Subordinated Debentures" in this prospectus supplement, the junior subordinated debentures held by Provident Capital Trust III may be distributed to you in exchange for your capital securities if Provident Capital Trust III is liquidated before the maturity of the junior subordinated debentures, as long as it first receives:

     - the approval of the Federal Reserve System to do so, if that approval is then required under the Federal Reserve System's capital rules; and

     - an opinion of an independent counsel to the effect that the distribution of the junior subordinated debentures will not be taxable to you.

Under current law, except as described below, this type of distribution would not be taxable.

     Upon such a distribution, you will receive your proportionate share of the junior subordinated debentures previously held indirectly through Provident Capital Trust III. Your holding period and total tax basis in the junior subordinated debentures will equal the holding period and total tax basis that you had in your capital securities before the distribution.

     If you receive junior subordinated debentures in exchange for your capital securities, you would accrue interest in respect of the junior subordinated debentures received from Provident Capital Trust III in the manner described above under the caption " -- Interest Income and Original Issue Discount" in this prospectus supplement.

     In certain circumstances described above under the captions "Certain Terms of the Capital Securities -- Special Event Redemption" and " -- Redemption" in this prospectus supplement, we may redeem the junior subordinated debentures and distribute cash in liquidation of Provident Capital Trust III. This distribution of cash would be taxable as described below under " -- Sales of Capital Securities or Redemption of Junior Subordinated Debentures" in this section.

SALES OF CAPITAL SECURITIES OR REDEMPTION OF JUNIOR SUBORDINATED DEBENTURES

     If you sell your capital securities or receive cash upon redemption of the junior subordinated debentures, you will recognize gain or loss equal to the difference between:

     - the amount realized on the sale or redemption of the capital securities or junior subordinated debentures (less an amount equal to any accrued but unpaid qualified stated interest that you did not previously include in income, which will be taxable as such); and

     - your adjusted tax basis in your capital securities or junior subordinated debentures sold or redeemed.

     Your gain or loss will be a capital gain or loss, provided that you held the capital securities as a capital asset. The gain or loss will generally be a long-term capital gain or loss if you have held your capital securities for more than one year. Long-term capital gains of individuals derived with respect to capital assets held for more than one year are currently subject to a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS

     The following discussion only applies to you if you are not a United States person. As discussed above, the capital securities will be treated by the parties as evidence of indirect beneficial ownership interests in the junior subordinated debentures. See above under the caption " -- Classification of Provident Capital Trust III" in this section.

U.S. FEDERAL WITHHOLDING TAX

     The 30% U.S. federal withholding tax will not apply to any payment of principal or interest (including OID) on the capital security (or the junior subordinated debentures) provided that:

     - you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury Regulations;

     - you are not a controlled foreign corporation that is related to us through stock ownership;

     - you are not a bank whose receipt of interest on the capital securities (or the junior subordinated debentures) is described in section 881(c)(3)(A) of the Code; and

     - (a) you provide your name and address on an IRS Form W-8BEN (or successor form), and certify, under penalty of perjury, that you are not a United States person, or (b) if you hold your capital securities through certain foreign intermediaries, you must satisfy the certification requirements of applicable United States Treasury regulations.

     For payments made before December 31, 2000, the certification requirements described above differ slightly under current United States Treasury regulations that expire at the end of this year.

     If you cannot satisfy the requirements described above, payments of premium, if any, and interest (including OID) made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed
(1) IRS Form W-8BEN (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the capital security (or the junior subordinated debenture) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

     The 30% U.S. federal withholding tax will not apply to any gain or income that you realize on the sale, exchange, retirement or other disposition of the capital security or junior subordinated debenture.

U.S. FEDERAL ESTATE TAX

     Your estate will not be subject to U.S. federal estate tax on the capital securities (or the junior subordinated debentures) beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the Treasury Regulations) and (2) interest on that capital security (or the junior subordinated debentures) would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

U.S. FEDERAL INCOME TAX

     If you are engaged in a trade or business in the United States and interest on the capital securities (or the junior subordinated debentures) is effectively connected with the conduct of that trade or business (although exempt from the 30% withholding tax), you will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on capital securities (or the junior subordinated debentures) will be included in earnings and profits.

     Any gain or income realized on the disposition of a capital security (or a junior subordinated debenture) generally will not be subject to U.S. federal income tax unless (1) that gain or income is effectively connected with the conduct of a trade or business by you in the United States, or (2) you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

UNITED STATES HOLDERS

     In general, information reporting requirements will apply to payments of income on the capital securities and to the proceeds of the sale of capital securities made to you (unless you are an exempt recipient such as a corporation). A 31% backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full interest income.

NON-UNITED STATES HOLDERS

     In general, no information reporting or backup withholding will be required regarding payments of income on the capital securities that we make to you provided that we do not have actual knowledge that you are a United States person and we have received from you the statement described above under "United States Federal Withholding Tax."

     In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of capital securities made within the United States or conducted through certain United States financial intermediaries if the payor receives the statement described above and does not have actual knowledge that you are a United States person or you otherwise establish an exemption.

     Treasury Regulations were recently issued that generally modify the information reporting and backup withholding rules applicable to certain payments made after December 31, 2000. In general, the new Treasury Regulations would not significantly alter the present rules discussed above, except in certain special situations.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

     Each fiduciary of an employee benefit plan subject to Title I of ERISA, a plan described in Section 4975 of the Code, including an individual retirement arrangement or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws"), and any entity whose underlying assets include "plan assets" by reason of any such employee benefit plan's or plan's investment in such entity (each of which we refer to as a "Plan") should consider the fiduciary responsibility and prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan's particular circumstances before authorizing an investment in the capital securities. Accordingly, such a fiduciary should consider, among other factors, that each Plan investing in the capital securities will be deemed to have represented that the Plan's purchase of the capital securities is covered by one or more prohibited transaction exemptions. Plan fiduciaries should also consider whether the Plan's investment in the capital securities would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing their Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") regarding such a Plan. A violation of these "prohibited transaction" rules may result in an excise tax, penalty or other liabilities under ERISA and/or Section 4975 of the Code for such persons or, in the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax-exempt status, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(2) of the Code) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (which we refer to as the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of Provident Capital Trust III would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if assets of a Plan were used to acquire an equity interest in Provident Capital Trust III and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as debt under applicable local law and which has no substantial equity features. Under one such exception contained in the Plan Assets Regulation, the assets of Provident Capital Trust III would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in Provident Capital Trust III, less than 25% of the value of each class of equity interests in Provident Capital Trust III were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church or foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (which we refer to collectively, as "Benefit Plan Investors"). No assurance can be given that the value of the capital securities held by Benefit Plan Investors will be less than 25% of the total value of such capital securities at the completion of the initial offering of the capital securities or thereafter, and no monitoring or other measures will be taken regarding the satisfaction of the conditions to this exception. All of the common securities will be purchased and held by Provident.

     It is possible that the capital securities may qualify as "publicly-offered securities" under the Plan Assets Regulation. "Publicly-offered securities" within the meaning of the Plan Assets Regulation are:

     - widely held (i.e., owned by more than 100 investors independent of Provident Financial Group, Inc. and of each other);

     - freely transferable; and

     - sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

     If the capital securities are "publicly offered securities", the underlying assets of Provident Capital Trust III would not be deemed to be "plan assets" of investing Plans. The underwriters expect:

     - that the capital securities will be held by at least 100 independent investors at the conclusion of the offering of the capital securities;

     - that there will be no restrictions imposed on the transfer of the capital securities; and

     - that the capital securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then will be timely registered under the Securities Exchange Act of 1934.

     There can be no assurance that this or any of the other exceptions set forth in the Plan Assets Regulation will apply to the capital securities, and, as a result, under the terms of the Plan Assets Regulation, an investing Plan's assets could be considered to include an undivided interest in the assets held by Provident Capital Trust III (including the junior subordinated debentures), and transactions by Provident Capital Trust III could be subject to the fiduciary responsibility provision of Title I of ERISA.

     Regardless of whether the assets of Provident Capital Trust III are deemed to be "plan assets" of Plans investing in Provident Capital Trust III, as discussed above, the acquisition and holding of the capital securities with "plan assets" of a Plan could itself result in a prohibited transaction. The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and/or holding of the capital securities by a Plan. These class exemptions are:

     - PTCE 96-23 (for certain transactions determined by "in-house asset managers");

     - PTCE 95-60 (for certain transactions involving insurance company general accounts);

     - PTCE 91-38 (for certain transactions involving bank collective investment funds);

     - PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

     - PTCE 84-14 (for certain transactions determined by independent "qualified professional asset managers").

     Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan's investment in the capital securities.

     Any purchaser of the capital securities that is an insurance company using assets of its general account should note that, based on the reasoning of the United States Supreme Court set forth in John Hancock Mutual Life Insurance Company v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of Plans investing in such general account (e.g., through the purchase of an annuity contract).

     Any insurance company considering the use of its general account assets to purchase capital securities should consult with its counsel concerning matters affecting its purchase decision.

     Because of ERISA's prohibitions and those of Section 4975 of the Code, discussed above, the capital securities, or any interest therein, should not be purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchase and holding is covered by the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable class or individual exemption). Accordingly, each purchaser or holder of the capital securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either:

     - it is not a Plan and no part of the assets to be used by it to purchase and/or hold such capital securities or any interest therein constitutes "plan assets" of any Plan; or

     - it is itself a Plan, or is purchasing or holding the capital securities or an interest therein on behalf of or with "plan assets" of one or more Plans, and each such purchase and holding of such securities is permissible under all applicable Similar Laws, and either (i) satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable class or individual exemption) or (ii) will not result in a prohibited transaction under ERISA or the Code.

     Although, as noted above, governmental plans are not subject to ERISA, including the prohibited transaction provisions thereof, or of Section 4975 of the Code, Similar Laws governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and Section 4975 of the Code discussed above. Similarly, fiduciaries of other plans not subject to ERISA may be subject to other legal restrictions under applicable Similar Laws. Accordingly, fiduciaries of governmental plans or other plans not subject to ERISA, in consultation with their advisors, should consider the impact of their respective Similar Laws on their investment in capital securities, and the considerations discussed above, to the extent applicable.

     Due to the complexity of the fiduciary responsibility and prohibited transaction rules described above and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with "plan assets" of any Plan consult with their counsel, prior to any such purchase, regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether any exemption would be applicable and determine on their own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition and holding of capital securities by the purchaser Plan are entitled to full exemption relief thereunder.

                                  UNDERWRITING

     Based on the terms and conditions of an underwriting agreement, we have agreed to sell to each of the underwriters named below and each of the underwriters has severally agreed to purchase from us the liquidation amount of capital securities set forth opposite its name below:

                                                                 LIQUIDATION
                     CAPITAL SECURITIES                            AMOUNT
                     ------------------                          -----------
Lehman Brothers Inc.........................................
A.G. Edward & Sons, Inc.....................................
Prudential Securities Incorporated..........................
McDonald Investments Inc. ..................................
J.P. Morgan Securities Inc. ................................
Stephens Inc................................................
                                                                -------------
          Total.............................................    $ 100,000,000
                                                                =============

     The underwriting agreement provides that the obligations of the underwriters to purchase the capital securities are subject to the satisfaction of certain conditions, including the approval of certain legal matters by their counsel. The underwriters are obligated to purchase all of the capital securities if they purchase any of them.

     We and Provident Capital Trust III have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute regarding payments which the underwriters may be required to make.

COMMISSIONS AND DISCOUNTS

     The underwriters will offer the capital securities directly to the public at $25 per capital security plus accrued and unpaid distributions, if any. The underwriters may also offer the capital securities to certain selected securities dealers at the above mentioned offering price less a concession of
$     per capital security. The underwriters may allow, and such dealers may
reallow, a discount not in excess of $     per capital security to certain other
dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     We have agreed to pay to the underwriters an underwriting commission of
$     per capital security.

     We will pay certain other fees and expenses, which we expect to be
approximately $          , in connection with the offer and sale of the capital
securities.

NEW YORK STOCK EXCHANGE LISTING

     Before this offering, there has been no established public trading market for the capital securities. We expect that the capital securities will be approved for listing on the New York Stock Exchange within 30 days of their issuance. If listed, trading of the capital securities is expected to begin within 30 days of the issuance of the capital securities. In order to meet all of the requirements for listing the capital securities on the New York Stock Exchange, the underwriters have agreed to sell the capital securities to a minimum of 400 beneficial holders. The underwriters have advised us that they intend to make a market in the capital securities prior to the commencement of trading on the New York Stock Exchange. The underwriters are not, however, obligated to do so and may discontinue market making at any time without notice. We cannot assure you that an active trading market will be available for the capital securities, whether or not they are listed on the New York Stock Exchange, or that you will be able to sell capital securities at the price you originally paid for them.

NO SALES OF SIMILAR SECURITIES

     We and Provident Capital Trust III have agreed that for 30 business days after the date of this prospectus supplement not directly or indirectly to offer, sell, offer to sell, or grant any option for the sale of any capital securities or junior subordinated debentures or any securities convertible or exchangeable into, or exercisable for, capital securities or junior subordinated debentures, or any debt securities substantially similar to junior subordinated debentures or any equity securities substan-tially similar to the capital securities, except for the capital securities and junior subordinated debentures described in this prospectus supplement, without the prior written consent of the underwriters.

CONFIRMATION TO DISCRETIONARY ACCOUNTS NOT PERMITTED

     The underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

PRICE STABILIZATION AND SHORT POSITIONS

     In connection with the sale of the capital securities, SEC rules permit the underwriters to engage in transactions that stabilize the price of the capital securities. These transactions may include purchases for the purpose of fixing or maintaining the price of the capital securities. The underwriters may create a short position in the capital securities in connection with the offering. That means they may sell a larger number of the capital securities than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase capital securities in the open market to reduce the short position. If the underwriters purchase the capital securities to stabilize the price or to reduce their short position, the price of the capital securities could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that these purchases may have on the price of the capital securities. The underwriters may suspend any of these activities at any time.

     The underwriters may also impose a penalty bid on certain dealers and selling group members. This means that if the representatives of the underwriters purchase capital securities in the open market to reduce the underwriters' short position or to stabilize the price of the capital securities, they may reclaim the amount of the selling concession from the underwriters or selling group members who sold those securities as part of this offering.

AFFILIATIONS

     The underwriters and their affiliates have in the past and expect that they may in the future engage in transactions with and perform services for us and our subsidiaries in the ordinary course of their businesses, for which they received, and in the future expect that they will receive, customary fees.

                                 LEGAL OPINIONS

     Certain matters of Delaware law relating to Provident Capital Trust III will be passed upon for Provident Capital Trust III and Provident Financial Group, Inc. by Richards, Layton & Finger, P.A., Wilmington, Delaware. The due authorization, execution and delivery of the junior subordinated debentures and the validity of the junior subordinated debentures and the guarantees will be passed upon for Provident Financial Group, Inc. and Provident Capital Trust III by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio. The validity of the junior subordinated debentures and the guarantees will be passed upon for the underwriters by Simpson Thacher & Bartlett, New York, New York. Simpson Thacher & Bartlett will rely as to matters of Ohio law on the opinion of Keating, Muething & Klekamp, P.L.L., and Keating, Muething & Klekamp, P.L.L. will rely as to matters of New York law on the opinion of Simpson Thacher & Bartlett. Certain United States federal income taxation matters also will be passed upon for Provident Financial Group, Inc. and Provident Capital Trust III by Keating, Muething & Klekamp, P.L.L. At September 30, 2000, attorneys at Keating, Muething & Klekamp, P.L.L. participating in this engagement owned 130,091 shares of Provident Financial Group, Inc.'s common stock.

                                    EXPERTS

     Our consolidated financial statements as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Ernst & Young LLP, independent auditors, as stated in their reports, which are incorporated in reliance upon the reports of such firm as experts in accounting and auditing.

     Our supplemental consolidated financial statements as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, included in our Current Report on Form 8-K dated October 30, 2000, have been audited by Ernst & Young LLP, independent public accountants, as set forth in their report thereon, included therein and incorporated herein by reference in reliance upon such reports given upon the authority of Ernst & Young LLP as experts in accounting and auditing.

PROSPECTUS

                                  $500,000,000

                        PROVIDENT FINANCIAL GROUP, INC.
                                  MAY OFFER --

                            ------------------------

                                  COMMON STOCK
                             COMMON STOCK WARRANTS
                                PREFERRED STOCK
                            PREFERRED STOCK WARRANTS
                               DEPOSITARY SHARES
                                DEBT SECURITIES
                                 DEBT WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                                 WARRANT UNITS

                                   THE TRUSTS

                                  MAY OFFER --

                           TRUST PREFERRED SECURITIES
                                 WARRANT UNITS

                            ------------------------

     We and, in the case of an offering of trust preferred securities, the applicable Trust, will provide the specific terms of these securities in supplements to this prospectus. We and the Trusts may also offer units consisting of combinations of these securities. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

     We or the Trusts may use this prospectus to offer up to $500,000,000 of securities. Our common stock is traded on the NASDAQ National Market under the symbol "PFGI."

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                February 4, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    3
Provident Financial Group, Inc..............................    3
The Securities We May Offer.................................    3
The Trusts..................................................    4
The Securities the Trusts May Offer.........................    4
Where You Can Find More Information.........................    5
Forward-Looking Statements..................................    6
Use of Proceeds.............................................    6
Ratio of Earnings to Fixed Charges and Ratio of Earnings to
  Combined Fixed Charges and Preferred Stock Dividends......    7
Description of Common Stock.................................    7
Description of Preferred Stock..............................    7
Description of Depositary Shares............................    9
Description of Debt Securities..............................   12
Description of Warrants.....................................   19
Warrant Units...............................................   21
Stock Purchase Contracts and Stock Purchase Units...........   21
Description of the Trust Preferred Securities...............   22
Description of the Guarantees...............................   28
Description of Capital Securities...........................   31
Certain Tax Considerations..................................   32
Plan of Distribution........................................   32
ERISA Considerations........................................   34
Legal Matters...............................................   34
Experts.....................................................   34

                               PROSPECTUS SUMMARY

     This is a brief overview of key aspects about us and the Trusts and all material terms of the offered securities that are known as of the date of this prospectus. For more complete information on us and the Trusts and a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

     - this prospectus, which explains the general terms of the securities that we and the Trusts may offer;

     - the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

     - the documents referred to in the section of this prospectus entitled, "Where You Can Find More Information" on page 5 for information about Provident Financial Group, including our financial statements.

                        PROVIDENT FINANCIAL GROUP, INC.

     We are a Cincinnati-based commercial banking and financial services company with full service banking operations in Ohio, northern Kentucky and southwestern Florida. At September 30, 1999, we had total assets of $8.991 billion, loans and leases of $5.894 billion, deposits of $6.330 billion and shareholders' equity of $741.8 million. We also service an additional $5.287 billion of loans and leases.

     We have expanded our franchise in recent years through internal growth and acquisitions. Business units that have been expanded to operate at a national level include Provident Capital Corp (a middle-market structured finance products division), Provident Commercial Group and Information Leasing Corporation (commercial leasing divisions) and Provident Consumer Financial Services (a mortgage loan division). We have also expanded by acquisitions of Florida Gulfcoast Bancorp, Inc. located in Sarasota, Florida and South Hillsborough Community Bank located in Hillsborough County, Florida.

     Effective December 3, 1999, we completed our acquisition of OHSL Financial Corp. and its subsidiary Oak Hills Savings & Loan Company, F.A. We expect to complete the acquisition of Fidelity Financial of Ohio, Inc. during the first quarter of 2000.

     We conduct our banking operations through The Provident Bank and Provident Bank of Florida.

     At September 30, 1999, we and our subsidiaries employed approximately 2,600 full-time-equivalent employees.

     Our principal executive offices are located at One East Fourth Street, Cincinnati, Ohio 45202. Our Investors Relations telephone number is (513) 345-7102 or (800) 851-9521.

                          THE SECURITIES WE MAY OFFER

     We may use this prospectus to offer up to $500,000,000 of:

     - common stock;

     - common stock warrants;

     - preferred stock;

     - preferred stock warrants;

     - depositary shares;

     - debt securities;

     - debt warrants;

     - stock purchase contracts;

     - stock purchase units; and

     - units consisting of combinations of these securities, which may include trust preferred securities, that may be offered by the Trusts.

     A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities.

                                   THE TRUSTS

     Each Trust is a statutory business trust formed under Delaware law pursuant to a separate Declaration of Trust (a "Declaration") executed by us, as sponsor for such Trust, and the trustees of such Trust and the filing of a Certificate of Trust with the Delaware Secretary of State.

     Unless an accompanying prospectus supplement provides otherwise, each Trust exists for the sole purposes of:

     - issuing the trust preferred securities and trust common securities in exchange for a specific series of our subordinated debt securities; and

     - engaging in only those other activities necessary or incidental thereto.

     We will own all of the common securities of the Trusts. The trust common securities will rank on a parity, and payments will be made thereon pro rata, with the trust preferred securities. However, if an event of default under the applicable Declaration occurs, the rights of the holders of the applicable trust common securities to payment of distributions upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the applicable trust preferred securities.

     We will acquire trust common securities having an aggregate liquidation amount equal to a minimum of 3% of the total capital of each Trust. Each Trust will have a term of at least 20 but not more than 50 years, but may dissolve earlier. Each Trust will be operated by the trustees. The holder of the trust common securities will be entitled to appoint or replace any of, or increase or reduce the number of, the Trustees of each Trust. The duties and obligations of the Trustees shall be governed by the Declaration of such Trust. At least one of the trustees of each Trust will be a person who is an employee or officer of ours or who is affiliated with us (a "Regular Trustee"). One trustee of each Trust will be a financial institution that is not affiliated with us and which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939 pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in Delaware and otherwise meets the requirements of applicable law, one trustee of each Trust will be a legal entity having a principal place of business in, or an individual resident of, Delaware.

     As borrower under the indenture, we will pay all fees and expenses related to each Trust and the offering of the trust preferred securities. Unless otherwise set forth in the prospectus supplement, the property trustee will be The Chase Manhattan Bank, and the Delaware trustee will be Chase Manhattan Bank Delaware. The executive officer of each Trust is c/o Provident Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202, Attention: General Counsel, and its telephone number is (513) 579-2861.

                      THE SECURITIES THE TRUSTS MAY OFFER

     Each Trust may use this prospectus to offer up to $500,000,000 of trust preferred securities. Each Trust may also offer units consisting of trust preferred securities and securities that we will issue.

     A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of the trust preferred securities and units consisting of trust preferred securities and securities that we issue.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede, as relevant, information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date we stop offering securities pursuant to this prospectus:

     - Annual Report on Form 10-K for the year ended December 31, 1998;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

     - Current Reports on Form 8-K dated January 28, 1999, June 23, 1999 and November 24, 1999; and

     - The description of our common stock contained in SEC Registration Statement No. 333-32423.

     You may request a copy of these filings, in most cases without exhibits, at no cost, by writing or telephoning us at the following address:
                        Provident Financial Group, Inc.
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                           Attn: Mark E. Magee, Esq.
                                 (513) 579-2000
                            ------------------------

     This prospectus does not contain or incorporate by reference any separate financial statements of the Trusts. We do not consider such financial statements material to holders of trust preferred securities because:

     - all of the voting securities of each Trust will be owned, directly or indirectly, by us, a reporting company under the Exchange Act;

     - no Trust has independent operations but rather each exists only to issue securities representing undivided beneficial interests in the assets of such Trust and investing the proceeds thereof in debt securities; and

     - the obligations of the Trusts under the trust preferred securities are fully and unconditionally guaranteed by us to the extent set forth in this prospectus.

     You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

                           FORWARD-LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for certain forward-looking statements. Forward-looking statements include those preceded by, followed by or that otherwise include the statements "should", "believe", "expect", "anticipate", "intend", "may", "will", "continue", "estimate" and other expressions that indicate future events and trends. Although we believe that in making such statements their expectations are based on reasonable assumptions, such statements may be influenced by risks and uncertainties which could cause actual results and trends to be materially different from historical results or those anticipated depending on a variety of factors. These factors include, without limitation:

     - competitive pressures among depository and other financial services companies may increase significantly;

     - costs or difficulties related to the integration of the businesses that we acquire may be greater than expected;

     - changes in the interest rate environment may reduce our interest margins, cause an increase in the prepayment rate on mortgages we hold and securitized and other loans or reduce the demand for new loans;

     - general economic or business conditions, either internationally or nationally or in the states in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

     - legislation or regulatory requirements or changes may adversely affect the businesses in which we are engaged;

     - technology-related changes may be harder to make or more expensive than expected; and

     - changes in the securities markets.

     You should understand that these factors, in addition to those discussed elsewhere in this document and in documents which have been incorporated by reference, could affect our future results and could cause those results to be materially different from those expressed in their forward-looking statements. We do not undertake any obligation to update any forward looking statements to reflect events or circumstances arising after the date of this document.

                                USE OF PROCEEDS

     Each Trust will issue the preferred securities and common securities in exchange for our junior subordinated debentures.

     Except as otherwise described in any prospectus supplement, we will use the net proceeds from the sale of securities for general corporate purposes, which may include working capital, capital expenditures, repayment of existing indebtedness, financing possible future acquisitions and providing advances to or investments in our subsidiary banks. The amounts and timing of our application of the proceeds will depend upon many factors, including the funding requirements of, the availability of other funds, and the existence of acquisition opportunities. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities.

                       RATIO OF EARNINGS TO FIXED CHARGES
                AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     Our consolidated ratios of earnings to fixed charges and consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated are set forth below:

                                     NINE MONTHS
                                        ENDED                        YEAR ENDED
                                    SEPTEMBER 30,                   DECEMBER 31,
                                    --------------    -----------------------------------------
                                    1999     1998     1998     1997     1996     1995     1994
                                    -----    -----    -----    -----    -----    -----    -----
Earnings to Fixed Charges:
     Excluding interest on
       deposits...................  2.80x    2.55x    2.37x    2.82x    2.33x    2.55x    3.13x
     Including interest on
       deposits...................  1.62x    1.56x    1.50x    1.53x    1.42x    1.41x    1.53x
Earnings to Combined Fixed Charges
  and Preferred Stock Dividend
  Requirements:
     Excluding interest on
       deposits...................  2.77x    2.52x    2.35x    2.78x    2.31x    2.42x    2.82x
     Including interest on
       deposits...................  1.62x    1.56x    1.50x    1.52x    1.42x    1.39x    1.49x

     For purposes of computing the ratios of both earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest on deposits), capitalized interest and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense, capitalized interest and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, excluding interest on deposits, represent interest expense (except interest paid on deposits), capitalized interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, including interest on deposits, represent all interest expense, capitalized interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements and the interest factor included in rents.

                          DESCRIPTION OF COMMON STOCK

     We may issue, either separately or in units together with other securities, shares of common stock. We are authorized to issue up to 110,000,000 shares of common stock. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant terms, including the number of shares offered, any initial offering price and market price and dividend information, as well as, if applicable, information on other related securities. See the section of this prospectus entitled, "Description of Capital Securities" on page 31.

                         DESCRIPTION OF PREFERRED STOCK

     The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that we offer which we will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of our articles of incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

GENERAL

     Our board of directors is authorized to issue up to 5,000,000 shares of preferred stock in one or more series and to specify the following terms for each series:

     - the number of shares;

     - the designation, powers, preferences and rights of the shares; and

     - the qualifications, limitations or restrictions, except as otherwise stated in the articles of incorporation.

     Before issuing any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to the articles of incorporation.

     The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock that we issue may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.

     Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

RANK

     Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

DIVIDENDS

     Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to in the section of this prospectus entitled, "Description of Depositary Shares" on page 9, on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

     We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

     - all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

     - the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

     Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

     Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of ours ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

     - all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

     - the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

CONVERSION AND EXCHANGE

     The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

REDEMPTION

     If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holders, or may be mandatorily redeemed.

     Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

     Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

     If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

VOTING RIGHTS

     The holders of shares of preferred stock will have no voting rights, except:

     - as otherwise stated in the prospectus supplement;

     - as otherwise stated in the resolutions establishing such series; or

     - as required by applicable law.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in a prospectus supplement. This summary is qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to a document incorporated by reference in the registration statement. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

GENERAL

     We may, at our option, offer fractional rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, which will represent a fraction of a share of a particular series of preferred stock.

     The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select that has its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

     The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF PREFERRED STOCK

     If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

     Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

VOTING DEPOSITED PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

     We will agree to take all actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will not vote shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

     - all outstanding depositary shares have been redeemed; or

     - a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.

CHARGES OF PREFERRED STOCK DEPOSITARY; TAXES AND OTHER GOVERNMENTAL CHARGES

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

     Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so. We may at any time remove the preferred stock depositary effective upon the appointment of a successor depositary and its acceptance of such appointment. Any successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The preferred stock depositary will forward all reports and communications from us which are delivered to it and which we are required to furnish to the holders of the deposited preferred stock.

     Neither we nor the preferred stock depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of enumerated duties. Neither us nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     As required by Federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by documents called "indentures." The indenture is a contract between us and the trustee named in the applicable prospectus supplement which acts as trustee for the debt securities. There may be more than one trustee under each indenture for different series of debt securities. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later on page 13 under "Remedies If An Event of Default Occurs". Second, the trustee may perform administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell, and sending you notices.

     The debt securities will be secured or unsecured obligations of ours and may include:

     - senior debt securities, to be issued under the senior indenture;

     - subordinated debt securities, to be issued under the subordinated indenture; and

     - junior subordinated debt securities, to be issued under the junior subordinated indenture.

If issued, the junior subordinated debt securities will be issued to a Trust in exchange for trust preferred securities and common securities. When we refer to the indenture, we mean the senior indenture, the subordinated indenture and the junior subordinated indenture collectively, unless we indicate otherwise. When we refer to the trustee we mean the senior trustee, the subordinated trustee and the junior subordinated trustee collectively, unless we indicate otherwise.

     This section summarizes the general terms of the debt securities we may offer. The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are secured or unsecured, are senior debt securities, subordinated debt securities or junior subordinated debt securities. The supplement also will describe the interest and other terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the senior, subordinated or junior subordinated indenture or the debt securities, and is qualified in its entirety by reference to all the provisions of the applicable indenture and the debt securities. The forms of the senior indenture, subordinated indenture and junior subordinated indenture and the forms of the debt securities are or will be filed as exhibits to or incorporated by reference in the registration statement. See the section of this prospectus entitled "Where You Can Find More Information" on page 5 for information on how to obtain a copy.

     The prospectus supplement relating to your debt securities will describe the following specific financial, legal and other terms particular to your debt securities:

     - the title of your debt securities;

     - any limit on the aggregate principal amount of your debt securities;

     - the date or dates on which your debt securities will mature;

     - the annual rate or rates (which may be fixed or variable) at which your debt securities will bear interest, if any, and the date or dates from which the interest will accrue;

     - the dates on which interest on your debt securities will be payable and the regular record dates for those interest payment dates;

     - any mandatory or optional sinking funds or analogous provisions or provisions for redemption at your option;

     - the date, if any, after which and the price or prices at which your debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

     - if other than denominations of $1,000 and any integral multiple thereof, the denomination in which your debt securities will be issuable;

     - if other than the principal amount thereof, the portion of the principal amount of your debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

     - any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on your debt securities;

     - whether the debt securities are secured or unsecured or are senior, subordinated or junior subordinated debt securities;

     - provisions, if any, under which the debt securities may be converted into our common stock or preferred stock;

     - the subordination provisions applicable to the subordinated debt securities or junior subordinated debt securities; and

     - any other material terms of your debt securities.

     The prospectus supplement relating to your debt securities will be attached to the front of this prospectus.

     The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law.

EVENTS OF DEFAULT

  General

     You will have special rights if an "event of default" occurs and is not cured, as described later in this subsection. Under the indentures, the term "event of default" means any of the following:

     - We do not pay the principal or any premium on a debt security on its due date;

     - We do not pay interest on a debt security within 30 days of its due date subject to rights of deferral of interest on junior subordinated debentures as provided in the junior subordinated indenture;

     - We remain in breach of any restrictive covenant or warranty in any material respect described in the indenture for 60 days, in the case of senior debt securities and subordinated debt securities, or 90 days, in the case of junior subordinated debt securities, after receiving a notice stating it is in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities of the affected series; or

     - Certain events of bankruptcy, insolvency or reorganization of us.

  Remedies if an Event of Default Occurs

     If an event of default (with the exception of an event of default involving our bankruptcy, insolvency or reorganization) has occurred and has not been cured, the trustee or the direct holders of 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a "declaration of acceleration of maturity."

     Except in cases of default, where a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.

     In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

     - You must give the trustee written notice that an event of default has occurred and remains uncured;

     - The direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

     - The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

     - The trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

     However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

MODIFICATION

     There are three types of changes we can make to the indentures and the debt securities.

  Changes Requiring Your Approval

     The following are changes that cannot be made to your debt securities without your specific approval:

     - except with respect to deferrals of interest of junior subordinated debentures as provided in the junior subordinated indenture, change the payment due date of the principal or interest on a debt security;

     - reduce any amounts due on a debt security;

     - reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

     - change the place of payment on a debt security;

     - impair your right to sue for payment;

     - reduce the percentage of direct holders of debt securities whose consent is needed to modify or amend the indenture;

     - reduce the percentage of direct holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

     - change or modification to the subordination or conversion provisions (if any) of the debt securities in any manner adverse to the holders; and

     - modify any other aspect of the provisions dealing with modification and waiver of the indenture.

  Changes Requiring a Majority Vote

     Some changes to the indentures and the debt securities require a vote in favor by holders owning a majority of the principal amount of the particular series affected. The same majority vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

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

  Changes Not Requiring Approval

     The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and similar changes that would not adversely affect holders of the debt securities and additions to covenants and events of default for the benefit of the holders of the debt securities.

SUBORDINATION

     Our obligations under the subordinated debentures or junior subordinated debentures, as applicable, will be subordinate, to the extent set forth in the applicable indenture, to all our existing and future senior debt. In addition, the subordinated debentures and junior subordinated debentures will be effectively subordinated to all existing and future obligations of our subsidiaries. In addition, our obligations under the guarantees are subordinated to the same extent as the junior subordinated securities. This means we cannot make any payments on the junior subordinated debentures or the guarantees if we are in default on any of our senior debt.

     Also, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior obligations in full before any payments may be made on the subordinated debentures and junior subordinated debentures or the guarantees. The indentures, the guarantees and the declarations of trust do not limit our ability to incur additional senior debt. For more information, see below under the caption "Description of the Guarantees -- Ranking" on page 30 of this prospectus.

     As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, our cash flow and consequent ability to service our debt, including the subordinated debentures and junior subordinated debentures, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, or upon loans or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any interest or principal on the subordinated debentures and junior subordinated debentures or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends by our subsidiaries is contingent upon their earnings and is subject to various business considerations in addition to the requirements of federal and state bank and other regulators and contractual restrictions.

     In addition, since the subordinated debentures and junior subordinated debentures will be obligations of a holding company, the ability of holders of the subordinated debentures and junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We are generally permitted to consolidate or merge with another entity. We are also permitted to sell or lease substantially all of our assets to another company, or to buy or lease substantially all of the assets of another entity. However, we may not take any of these actions unless the following conditions, among others, are met:

     - where we consolidate or merge out of existence or sell or lease substantially all our assets, the resulting entity must be a corporation, partnership or trust organized under the laws of a State or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities; and

     - there would be no event of default under the indenture immediately after giving effect to the transactions; and

     - in the case of junior subordinated debt securities of a series held by a Trust, the consolidation, merger, conveyance, transfer or lease is permitted under the relevant declaration of trust and the guarantee and does not give rise to and any breach or violation of these documents.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Debt securities will be issuable in definitive, registered form or in temporary or permanent global form.

     You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange".

     You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered direct holders is called the "security registrar". It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

     If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

TEMPORARY GLOBAL SECURITIES

     If so specified in the applicable prospectus supplement, all or any portion of the debt securities of a series which are issuable as bearer securities will initially be represented by one or more temporary global securities, without interest coupons, to be deposited with a common depositary credit to designated accounts. On and after the date determined as provided in any such temporary global security and described in the applicable prospectus supplement, but within a reasonable time, each such temporary global security will be exchangeable for definitive bearer securities, definitive registered securities or all or a portion of a permanent global bearer security, or any combination thereof, as specified in the prospectus supplement. No definitive bearer security or permanent global bearer security delivered in exchange for a portion of a temporary global security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

     Additional information regarding restrictions on and special United States federal income tax consequences relating to temporary global securities will be set forth in the applicable prospectus supplement.

PERMANENT GLOBAL SECURITIES

     If any debt securities of a series are issuable in permanent global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global security may exchange their interests for debt securities of such series and of like tenor and principal amount of any authorized form and denomination. Principal of and any premium and interest on a permanent global security will be payable in the manner described in the applicable prospectus supplement.

PAYMENT AND PAYING AGENTS

     We will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the "regular record date" and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called "accrued interest."

     In the past, we have chosen to pay interest by mailing checks. We may also choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee or by wire transfer. You must make arrangements to have your payments picked up at or wired from the trust office.

     We may also arrange for additional payment offices, and may cancel or change these offices, including its use of the trustee's corporate trust office. These offices are called "paying agents." We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

INFORMATION CONCERNING THE TRUSTEES

     The trustee serves as trustee under indentures for other debt of ours. The trustee may, from time to time, make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act) the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify debt holders to this effect and any debt holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

NOTICES

     Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

PROVISIONS APPLICABLE TO JUNIOR SUBORDINATED DEBT SECURITIES

     The following provisions apply only to the junior subordinated debt securities:

  Events of Default

     If upon, an event of default of the junior subordinated debentures, the indenture trustee or holders of at least 25% of the total principal amount of the outstanding junior subordinated debt securities fail to declare the payment of all amounts on these securities to be due and payable immediately, then the holders of at least 25% in total liquidation amount of the preferred securities then outstanding will have the right to declare these amounts due and payable immediately.

  Rescission of Acceleration

     At any time after a declaration of acceleration, as described in the preceding paragraph and in "-- Events of Default -- Remedies if an Event of Default Occurs", has been made and before a judgment or decree for payment of the money due has been obtained by the indenture trustee, then the holder of a majority in total principal amount of the outstanding junior subordinated debt securities may rescind the declaration of acceleration if both of the following events have occurred:

     - we have paid or deposited with the indenture trustee amounts sufficient to pay the sum of:

        (1) all overdue interest;

        (2) the principal that has become due, other than by acceleration, and interest on it at the rate borne by the junior subordinated debt securities;

        (3) interest on overdue interest at the rate borne by the junior subordinated debt securities to, the extent that the rate of interest is lawful; and

        (4) all amounts paid or advanced by the indenture trustee and its and its counsel's reasonable fees and expenses; and

     - all events of default regarding that series of junior subordinated debt securities have been cured or waived as described below under the caption "-- Waivers".

     If the holders of the junior subordinated debt securities fail to rescind the declaration of acceleration, then the holders of a majority in total liquidation amount of the preferred securities will have that right.

  Waivers

     In certain cases, the holders of a majority in principal amount of the outstanding series of junior subordinated debt securities may, on behalf of the holders of all junior subordinated debt securities of that series, and the holders of a majority in total liquidation amount of the preferred securities issued by a Trust may, on behalf of all holders of the preferred securities issued by such Trust, waive any past default or event of default regarding that series or compliance within certain provisions of the indenture. The following defaults may not, however, be waived:

     - default in the payment of the principal of and premium or interest on any of that series which has not been cured until that time; or

     - a default regarding a covenant or provision of the indenture which cannot be modified or amended,

without the consent of the holder of each outstanding junior subordinated debt security of the series affected.

     Notwithstanding the rights of the holders of the junior subordinated debt securities to waive certain events of default, covenants and other provisions as described above, the holders of at least a majority of the total liquidation amount of the outstanding preferred securities will be required to waive any event of default or compliance with any covenant under the indenture.

     Any such waiver will cure such default or event of default. If, under the amended declaration of the Trust, an event of default has occurred and is attributable to our failure to pay principal, premium, if any, or interest on, such junior subordinated debt securities, then each holder of the trust preferred securities of the Trust may sue us or seek other remedies, to force payment to such holder of the principal of, premium, if any, or interest on, such junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by such holder.

  Modification of Junior Subordinated Indenture

     Under the junior subordinated indenture, we and the indenture trustee may change some rights of holders of a series of junior subordinated debt securities with the written consent of the holders of a majority in principal amount of the series of junior subordinated debt securities that are affected; provided that no such modifications may be made that adversely affect the holders of the preferred securities of a Trust in any material respect without the prior consent of the holders of at least a majority of the aggregate liquidation amount of such preferred securities then outstanding. Any such change will be subject to the limitations described above under "Modification" on page 14 applicable to the other debt securities. If the property trustee of the Trust, as a holder of junior subordinated debt securities, is required to consent to any amendment, modification or termination of the junior subordinated indenture, the property trustee will request directions from the holders of the trust securities of the Trust.

  Amendments Without Consent of Holders of Preferred Securities

     Without the consent of each of the holders preferred securities, no amendment may be made to the indenture that adversely affects the rights of these holders to directly institute a proceeding against us for the enforcement of the payment of interest of or principal on the junior subordinated debt securities in the amount of such holders' total liquidation amount of preferred securities.

  Agreement by Purchasers of Certain Tax Treatment

     Each junior subordinated debt security will provide that we and, by acceptance of the junior subordinated debt security, or a beneficial interest therein, the other holders of that junior subordinated debt security intend that the security constitutes debt and agrees to treat it as debt for United States federal, local and state tax purposes.

  Satisfaction and Discharge

     At our request, the indenture will terminate as to the junior subordinated debt securities of any series (except as to any surviving rights of registration of transfer or exchange of junior subordinated debt securities) when either:

     - all the junior subordinated debt securities of that series have been delivered to the indenture trustee for cancellation; or

     - all the junior subordinated debt securities of that series have become due and payable, will become due and payable at their maturity within one year or are to be called for redemption within one year and we have deposited with the indenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debt securities of that series.

  Information Regarding the Indenture Trustee

     The indenture trustee, other than during the occurrence and continuance of a default by us under the indenture, undertakes to perform only such duties as are specifically set forth in the indenture. After a default under the indenture, which has not been cured or waived, that is actually known to a responsible officer of the indenture trustee, the indenture trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers vested in it by an indenture at the request of any holder of junior subordinated debt securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by such action.

                            DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of common stock, preferred stock and debt securities. Warrants may be issued separately or together with common stock, preferred stock, debt securities or trust preferred securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate agreement to be entered into between us and a bank or trust corporation, as warrant agent as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, are or will be filed as exhibits to or incorporated by reference in the registration statement. The following summaries of certain provisions of the forms of warrant agreements and warrant certificates do not purport to be complete and are qualified in their entirety by reference to, all the provisions of the warrant agreements and the warrant certificates.

GENERAL

     If warrants are offered, the applicable prospectus supplement will describe the terms of such warrants, including, in the case of warrants for the purchase of debt securities, the following where applicable:

     - the offering price;

     - the currencies in which the price for such warrants may be payable;

     - the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of such warrants;

     - the designation and terms of any series of debt securities, preferred stock or trust preferred securities with which the warrants are being offered and the number of warrants being offered with each such share of common stock or preferred stock, debt security or trust preferred securities;

     - if applicable, the date on and after which such warrants and the related common stock, series of debt securities, preferred stock or trust preferred securities will be transferable separately;

     - the principal amount and series of debt securities purchasable upon exercise of each such warrant and the price at which and currencies in which such principal amount of debt securities of such series may be purchased upon such exercise;

     - the dates on which the right to exercise such warrants shall commence and expire;

     - whether the warrants will be issued in registered or bearer form;

     - if applicable, a discussion of certain United States federal income tax, accounting and other special considerations, procedures and limitations; and

     - any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

     In the case of warrants for the purchase of common stock or preferred stock, the applicable prospectus supplement will describe the terms of such warrants, including the following where applicable:

     - the offering price;

     - the number of shares purchasable upon exercise of such warrants and, in the case of warrants for preferred stock, the designation, number and terms of the series of preferred stock purchasable upon exercise of such warrants;

     - if applicable, the designation and terms of the series of common stock, debt securities, preferred stock or trust preferred securities with which such warrants are being offered and the number of such warrants being offered with each share of common stock or preferred stock, debt security or trust preferred securities;

     - if applicable, the date on and after which such warrants and the related common stock or preferred stock series of debt securities or trust preferred securities will be transferable separately;

     - the number of shares of common stock or preferred stock purchasable upon exercise of each such warrant and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

     - the dates on which the right to exercise such warrants shall commence and expire;

     - any applicable anti-dilution provisions;

     - any applicable redemption or call provisions;

     - any United States federal income tax consequences; and

     - any other terms of such warrants.

     Warrants for the purchase of preferred stock or common stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

     Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Before the exercise of any warrants to purchase preferred stock or common stock, holders of such warrants will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF WARRANTS

     Each warrant will entitle the holder thereof to purchase such principal amount of debt securities, shares of common stock or preferred stock or trust preferred securities, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void.

     Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENTS

     The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

                                 WARRANT UNITS

     We may issue warrants as a part of a warrant unit consisting of warrants and another security described in this prospectus, including a trust preferred security. The terms of a series of warrant units may be described in a unit agreement between us (and the Trust if the warrant unit includes trust preferred securities) and a bank or trust corporation, as unit agent. The applicable prospectus supplement will describe the specific terms of any warrant units.

               STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and one or more shares of our common stock, preferred stock or fractions thereof or a debt security or a debt obligation of ours or a third party, including a U.S. Treasury security. Our common stock, preferred stock or debt securities or the debt obligation of a third party may serve as collateral to secure the holders' obligations to purchase the shares of common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of stock purchase contracts. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner. The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units.

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

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     The following description of the terms and provisions of trust preferred securities summarizes certain general terms that will apply to each series of trust preferred securities. This description is not complete, and we refer you to the certificate of trust and the declaration of trust for each Trust and the form of the amended and restated declaration of trust, copies of which we filed as exhibits to the registration statement of which this prospectus is a part.

DECLARATION OF TRUSTS

     When a Trust issues a series of preferred securities, the declaration of trust relating to that Trust will contain, and the prospectus supplement relating to that series will summarize, the terms and other provisions relating to that series of preferred securities. Each Trust will issue only one series of preferred securities.

     The declaration of trust of each Trust will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Chase Manhattan Bank will act as property trustee under each relevant declaration of trust.

     Each series of preferred securities will represent undivided beneficial ownership interests in the assets of the applicable Trust. The holders of the preferred securities will be entitled to a preference in certain circumstances regarding distributions from the applicable Trust and amounts payable on redemption or liquidation over the corresponding series of common securities.

SPECIFIC TERMS OF EACH SERIES

     Each time that a Trust issues a series of preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of these preferred securities. These terms may include the following:

     - the distinctive designation of the preferred securities;

     - the number of preferred securities issued by the applicable Trust and the liquidation value of each such preferred security;

     - the annual distribution rate (or method of determining such rate) for preferred securities issued by the applicable Trust and the date or dates upon which such distributions will be payable;

     - whether distributions on preferred securities issued by the applicable Trust may be deferred and, if so, what the maximum number of distributions that may be deferred and the terms and conditions of such deferrals will be;

     - the amount or amounts which will be paid out of the assets of the applicable Trust to the holders of preferred securities of the Trust upon voluntary or involuntary dissolution, winding up or termination of the applicable Trust;

     - any obligation of the applicable Trust to purchase or redeem preferred securities issued by the applicable Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities issued by the applicable Trust will be purchased or redeemed, in whole or in part, pursuant to such obligation;

     - any voting rights of preferred securities issued by the applicable Trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities as a condition to specified action or amendments to the relevant declaration of trust; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the applicable Trust, consistent with the declaration of the trust and with applicable law.

     All preferred securities that a Trust offers will be guaranteed by us to the extent set forth in the section of this prospectus entitled "Description of the Guarantees" on page 28. The applicable prospectus supplement
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

will also describe the United States federal income tax considerations applicable to each offering of preferred securities.

ISSUANCE OF COMMON SECURITIES

     In connection with the issuance of preferred securities, each Trust will issue common securities to us. Except as described below under the caption
" -- Subordination" in this prospectus, the terms of the common securities issued by the applicable Trust will be substantially identical to the terms of the preferred securities. These terms will be defined in the relevant declaration of trust and will be summarized in the applicable prospectus supplement. These terms will specify the following:

     - the annual distribution rate (or method of determining that rate) and the date or dates upon which the distributions will be payable;

     - the rights of the applicable Trust to redeem the common securities and related provisions;

     - the voting rights of holders of the common securities;

     - any liquidation rights or similar restrictions;

     - and other specific terms of the common securities (not inconsistent with the relevant declaration of trust).

  Subordination

     The common securities will rank on a par with, and payments will be made on them on a proportionate basis with, the preferred securities issued by the applicable Trust, except that upon a "trust enforcement event", the rights of the holders of the common securities to payments of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities.

  Holder of Common Securities

     Except in some limited circumstances, the holder of the common securities of the applicable Trust will have sole power to appoint, remove or replace any of the trustees of the applicable Trust. We will, directly or indirectly, own all of the common securities of the applicable Trust.

TRUST ENFORCEMENT EVENTS

     An event of default under the indenture that has occurred and is continuing constitutes a trust enforcement event under the relevant declaration of trust.

  Remedies of Holders of Preferred Securities and The Property Trustee

     If a trust enforcement event occurs, holders of preferred securities of the applicable Trust would rely on the enforcement by the property trustee of its rights as a holder of the junior subordinated debentures against us. In addition, the holders of a majority in liquidation amount of the preferred securities of the applicable Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the relevant declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debentures.

     Upon the occurrence of a trust enforcement event, the property trustee, as the holder of the junior subordinated debentures, will have the right under the indenture to declare the principal of and premium, if any, and interest on the junior subordinated debentures held by the applicable Trust to be immediately due and payable.

     If the property trustee fails to enforce its rights regarding the junior subordinated debentures held by the applicable Trust, any holder of preferred securities may, to the extent permitted by applicable law, institute a legal proceeding directly against us to enforce the property trustee's rights under these junior subordinated debentures without first instituting any legal proceeding against the property trustee or any other person or entity. In addition, if a trust enforcement event occurs and such event is attributable to our failure to make any required payments on the junior subordinated debentures when due, then a holder of preferred securities may, on or after the date that such payment was due, institute a proceeding directly against us for enforcement of payment on the junior subordinated debentures having a principal amount equal to the total liquidation amount of the preferred securities held by that holder. We refer to such proceeding as a "direct action". In connection with a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of junior subordinated debentures.

  Remedies of Holders of Common Securities

     The holder of the common securities will be deemed to have waived any trust enforcement event regarding the common securities until all trust enforcement events regarding the preferred securities have been cured, waived or otherwise eliminated. Until such a trust enforcement event has been cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred securities and only the holders of the preferred securities will have the right to direct the property trustee regarding remedies under the relevant declaration of trust, and, therefore, the indenture.

LIMITATION ON CONSOLIDATIONS, MERGERS AND SALE OF ASSETS

     None of the Trusts may consolidate, merge with or into, or sell or lease substantially all of its properties and assets to any corporation or other entity, unless:

     - a majority of the regular trustees consent to such a transaction;

     - the successor assumes all of the obligations of the Trust regarding the preferred securities, or substitutes other securities for the preferred securities with substantially the same terms and other provisions as the preferred securities (which we refer to as "Successor Securities"), and regarding the Trustees;

     - if Successor Securities are issued, these securities are listed on the same national securities exchange on which the preferred securities were listed;

     - the transaction does not cause the preferred securities or the Successor Securities to be downgraded by a national ratings organization;

     - such transaction does not adversely affect the rights of the holders of the preferred securities in any material respect;

     - following the transaction, the Trust would not have to register as an "investment company" under the Investment Company Act of 1940;

     - we, or a successor which will own all of the common securities of the Trust or its successor, will guarantee the preferred securities, or the Successor Securities, to the same extent as the preferred securities are guaranteed by the guarantee;

     - the Trust would continue to be classified as a grantor trust for United States federal income tax purposes, unless each holder of preferred securities consents to such a change; and

     - the holders of the preferred securities would continue to be treated as owning an undivided beneficial interest in the assets of the Trust, unless each holder of the preferred securities consents to such a change.

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

PAYING AGENT

     Unless the applicable prospectus supplement states otherwise, if any preferred securities are not in the form of global securities each Trust will maintain in the Borough of Manhattan, The City of New York, an office or agency where the preferred securities may be presented for payment by a paying agent.

     Each Trust may appoint a paying agent and may appoint one or more additional paying agents in such other locations as it may determine and change any paying agent without prior notice to the holders of preferred securities. Each Trust, or any of its affiliates, may act as paying agent regarding any series of preferred securities. Unless the applicable prospectus supplement states otherwise, the property trustee will act as paying agent for each series of preferred securities. If the property trustee will no longer act as the paying agent, the regular trustees may appoint a successor, which will be a bank or trust company acceptable to us, to act as paying agent.

TRANSFER OF PREFERRED SECURITIES

     For each issue of preferred securities, the property trustee will keep a security register to provide for the transfer and registration of transfer of preferred securities. The following provisions apply to the transfer of preferred securities which are not issued in book-entry form:

     - Holders of any issue of preferred securities may exchange their securities for an equal principal amount of other preferred securities of different authorized denominations of the same issue and with the same terms.

     - No service charge will be made for any registration of transfer or exchange of securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of securities.

     - If the preferred securities are to be redeemed in part, the Trust will not be required:

          - to issue, register the transfer of or exchange any securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such securities selected for redemption and ending at the close of business on the day of such mailing; or

          - to register the transfer or exchange of any preferred security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

GLOBAL SECURITIES

     The preferred securities of any issue may be issued in the form of one or more global securities. Preferred securities of any issue will no longer be eligible to be represented in the form of a global security and will be registered in definitive form if one of the following events occurs:

     - if at any time the depositary notifies the applicable Trust that it is unwilling or unable under the Securities Exchange Act of 1934 and other applicable law to continue as depositary or if at any time it will no longer be eligible, in each case if a successor depositary is not appointed within 90 days after the applicable Trust receives notice or becomes aware of this ineligibility; or

     - the applicable Trust, in its sole discretion, may determine that the preferred securities issued in the form of one or more global securities will no longer be represented by a global security.

     For more information regarding the issuance of global securities and the depositary arrangements for them, see the applicable prospectus supplement.

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

  Registration of Global Securities

     If the preferred securities are to be issued in the form of one or more global securities, then a regular trustee on behalf of the applicable Trust will execute and the property trustee will cause the global securities to be registered in the name of the depositary for these global securities or its nominee.

  Registration of Preferred Securities in Definitive Form

     Preferred securities not represented by a global security which are issued in exchange for all or a part of a global security will be registered in such names and in such authorized denominations as the depositary, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the property trustee. Upon execution and authentication, the property trustee will deliver the preferred securities not represented by a global security to the persons in whose names such definitive preferred securities are so registered. The preferred securities that are not initially represented by a global security may be exchanged or transferred for part of a global security pursuant to the instructions and procedures of the depositary.

  Reliance on The Depositary by the Trusts and Property Trustee

     In connection with each issue of preferred securities, the applicable Trust and property trustee may for all purposes, including the making of payments due on these preferred securities, deal with the depositary as the authorized representative of the holders of these preferred securities for the purpose of exercising the rights of these holders. The rights of the owner of any beneficial interest in a global security will be limited to those established by law and agreements between such owners and depository participants or Euroclear and Cedel; provided that no such agreement will give any rights to any person against the applicable Trust or property trustee without the written consent of these parties.

  Transfer of Beneficial Interests in Global Securities

     Global securities may not be transferred as a whole except under the following circumstances:

     - by the depositary to a nominee of the depositary;

     - by a nominee of the depositary to the depositary or another nominee of the depositary; or

     - by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

     Interests of beneficial owners in a global security may be transferred or exchanged for preferred securities not represented by a global security and preferred securities not represented by a global security may be transferred or exchanged for global securities in accordance with rules of the depositary.

AMENDMENTS

  Amendments Without Consent of Holders of Preferred Securities

     Each declaration of trust may be amended without the consent of the holders of the preferred securities:

     - to cure any ambiguity;

     - to correct or supplement any provisions in the declaration of trust that may be defective or inconsistent with any other provision in the relevant declaration of trust;

     - to add to our covenants, restrictions or obligations, as sponsor of the Trusts;

     - to conform to any change in Rule 3a-5 under the Investment Company Act of 1940 or written change in interpretation or application of Rule 3a-5 under the Investment Company Act of 1940 by any legislative body, court, government agency or regulatory authority; or

     - to modify, eliminate or add to any provisions as necessary to the relevant declaration of trust to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any preferred securities or common securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act of 1940;

provided that any action described in this sentence may be taken only if it does not adversely affect in any material respect the rights of the holders of preferred securities or common securities

  Amendment With Consent of Holders of Preferred Securities and Common
Securities

     Without the consent of each holder of the preferred securities and the common securities, the relevant declaration of trust may not be amended to:

     - change the amount or timing of any distribution of the preferred securities and the common securities or otherwise adversely affect the amount of any distribution required to be made on the preferred securities and the common securities;

     - restrict the right of a holder of preferred securities to institute suit for the enforcement of any payment owed on these securities; or

     - change the voting requirements and other provisions relating to amendments.

     Without the consent of 66 2/3% of the holders of outstanding preferred securities and common securities voting as a single class, the relevant declaration of trust may not be amended to:

     (1) adversely affect the powers, preferences or special rights of the preferred securities and the common securities; or

     (2) result in the dissolution, winding-up or termination of the applicable Trust other than pursuant to the terms of the relevant declaration of trust;

provided that, if any amendment or proposal referred to in clause (1) above would adversely affect only the preferred securities or the common securities, then only the affected class will be entitled to vote on such amendment or proposal.

  Amendments With Consent of Holders of Common Securities

     Without the consent of the holders of a majority in liquidation amount of the common securities, the relevant declaration of trust may not be amended to change the rights of the holders of the common securities to increase or decrease the number of, and appoint and remove trustees.

PROVISIONS THAT MAY NOT BE AMENDED

     Under no circumstances may the following provisions of the relevant declaration of trust be amended:

     - to cause the applicable Trust to be classified other than as a grantor trust for United States federal income tax purposes;

     - to reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act of 1939; and

     - to cause the applicable Trust to be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940.

MEETINGS OF THE HOLDERS OF SECURITIES

  Meetings

     The regular trustees of a Trust may call a meeting of the holders of the securities on any matter on which these securities are entitled to act under the relevant declaration of trust. In addition, the holders of at least 10% in liquidation amount of issue of preferred securities may direct the regular trustees to call such a meeting. The regular trustees are required to give notice of any such meeting at least 7 days but not more

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

than 60 days before the date of that meeting. The regular trustees, in their sole discretion, will establish all other provisions relating to meetings of holders of preferred securities not stated below.

  Action by Written Consent

     Whenever a vote, consent or approval of the holders of preferred securities is permitted or required, that vote, consent or approval may be given at the meeting. Any action that may be taken at a meeting of these holders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders owning not less than the minimum amount of preferred securities in liquidation amount that would be necessary to authorize or take such action at the meeting itself.

  Proxies

     Each holder of a preferred security may authorize any person to act for it by proxy on all matters but proxies will not be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy will be revocable at the pleasure of the holder of preferred securities executing the proxy. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies will be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the applicable Trust were a Delaware corporation and the holders of the preferred securities were stockholders of a Delaware corporation.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee serves as a trustee under indentures for other debt of ours.

     The trustee may, from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act) the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify debt holders to this effect and any debt holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

GOVERNING LAW

     Each declaration of trust and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

                         DESCRIPTION OF THE GUARANTEES

     The following description of the terms and provisions of the guarantees summarizes certain general terms that will apply to each guarantee that we deliver in connection with a series of preferred securities. This description is not complete, and we refer you to the form of the guarantee agreement, a copy of which we filed as an exhibit to the registration statement of which this prospectus is a part.

     When a Trust issues a series of its preferred securities, we will execute and deliver a guarantee of that series of preferred securities under a guarantee agreement for the benefit of the holders of these preferred securities. Only one guarantee will be issued by us in connection with the issuance of preferred securities by the applicable Trust. Each guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Chase Manhattan Bank will act as indenture trustee under each guarantee agreement. The guarantee trustee will hold each guarantee for the benefit of the holders of the preferred securities of the applicable Trust.

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

SPECIFIC TERMS OF THE GUARANTEES

     Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full the following payments or distributions on each corresponding series of preferred securities, to the extent that they are not paid by, or on behalf of, the applicable Trust:

     - any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that the applicable Trust has sufficient funds available for those payments at the time;

     - the redemption price regarding any preferred securities called for redemption, to the extent that the applicable Trust has sufficient funds available for those redemption payments at such time; and

     - upon a voluntary or involuntary dissolution, winding up or liquidation of the applicable Trust, unless the corresponding series of junior subordinated debentures are distributed to holders of the preferred securities, the lesser of:

        - the total liquidation amount of the preferred securities and all accumulated and unpaid distributions on them to the date of payment; and

        - the amount of assets of the applicable Trust remaining available for distribution to holders of the preferred securities.

     Our obligation to make the payments described above under the guarantee may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the applicable Trust to pay such amounts to these holders. In addition, our obligation to make the payments described above will exist regardless of any defense, right of setoff or counterclaim that the applicable Trust may have or assert.

     Each guarantee will apply only to the extent that the applicable Trust has sufficient funds available to make the required payments. If we do not make interest payments on the junior subordinated debentures held by the applicable Trust, then the Trust will not be able to pay distributions on the preferred securities issued by the Trust and will not have funds legally available for these payments.

NATURE OF THE GUARANTEE

     We will, through the relevant declaration of trust, the guarantee, the junior subordinated debentures and the indenture, taken together, fully and unconditionally guarantee the applicable Trust's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the applicable Trust's obligations under the preferred securities.

     Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. In addition, each guarantee will not be discharged except by payment of the amounts due under it in full to the extent they have not been paid by the applicable Trust or upon distribution of junior subordinated debentures to the holders of the preferred securities in exchange for all of these preferred securities.

SUBORDINATION OF COMMON SECURITIES

     We also will irrevocably and unconditionally guarantee the obligations of the applicable Trust regarding that Trust's common securities to the same extent as our guarantee of the applicable preferred securities, except that upon the occurrence and the continuation of a trust enforcement event regarding the applicable Trust, holders of these preferred securities will have priority over holders of the common securities regarding distributions and payments on liquidation, redemption or otherwise.

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

RANKING

     Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our other liabilities to the same extent as the junior subordinated debentures.

     The guarantees will not place a limitation on the amount of additional senior debt that may be incurred by us.

CERTAIN COVENANTS OF PROVIDENT FINANCIAL GROUP

     In general, we will covenant in each guarantee that, so long as any preferred securities issued by a Trust remain outstanding, if

     - there shall have occurred any event of default under the indenture regarding the applicable series of junior subordinated debentures;

     - we shall be in default regarding our payment of any obligations under the related guarantee; or

     - we shall have given notice of our election to defer interest payments on the junior subordinated debentures, if applicable, as described in the prospectus supplement relating to the applicable series of preferred securities and we shall not have rescinded that notice or begun making such payments, then we will not, and will not permit any subsidiary to, do the following:

     - to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock; or

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a par with or junior to the junior subordinated debentures or make any payments regarding any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks on a par with or junior to these junior subordinated debentures.

At any time, however, we may do the following:

     - pay dividends or make distributions in our common stock;

     - make payments under the applicable guarantee made by us regarding preferred securities of the applicable Trust;

     - declare a dividend in connection with the implementation of a shareholders' rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan; and

     - purchase common stock related to the issuance of common stock or rights under any of our benefit plans.

AMENDMENTS

     Unless otherwise specified in the applicable prospectus supplement, each guarantee may be amended under the following circumstances:

     - no consent of holders will be required regarding changes to the guarantee that do not materially adversely affect the rights of holders of the applicable preferred securities; and

     - no other amendments to the guarantee may be made without the prior approval of the holders of not less than a majority of the total liquidation amount of the outstanding preferred securities to which the guarantee relates.

     The manner of obtaining the necessary approvals to amend a guarantee are the same as for holders of the preferred securities, which are described under "Description of the Trust Preferred Securities -- Meetings of the Holders of Securities" on page 27 of this prospectus.

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ASSIGNMENT

     All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT AND REMEDIES

     An event of default under a guarantee will occur upon our failure to make any of our payments or perform any of our other obligations under it.

     The holders of not less than a majority in total liquidation amount of the preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such guarantee.

     If the guarantee trustee fails to enforce a guarantee, then any holder of the corresponding series of preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee's rights under that guarantee, without first instituting a legal proceeding against the applicable Trust that issued the preferred securities, the guarantee trustee or any other person or entity.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of a guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee. After a default under the guarantee, which has not been cured or waived, that is actually known to a responsible officer of the guarantee trustee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by such action.

TERMINATION OF THE GUARANTEES

     Each guarantee will terminate upon any of the following events:

     - full payment of the redemption price of all preferred securities of the applicable Trust;

     - full payment of the amounts payable upon liquidation of the applicable Trust; or

     - distribution of the junior subordinated debentures held by the applicable Trust to the holders of the preferred securities of the Trust in exchange for all of the preferred securities of the Trust.

Each guarantee will continue to be effective or will be reinstated, if at any time any holder of related preferred securities issued by the applicable Trust is required to restore payment of any sums paid under the applicable preferred securities or the guarantee.

GOVERNING LAW

     The guarantees will be governed by the laws of the State of New York, including any matters of interpretation under them.

                       DESCRIPTION OF CAPITAL SECURITIES

     The following is a summary of the provisions of Ohio General Corporation Law and Provident Financial's Articles of Incorporation and Code of Regulations which govern the terms of Provident Financial's common stock.

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

COMMON STOCK

     Our Articles of Incorporation authorize the issuance of 110,000,000 shares of common stock. At September 30, 1999 approximately 4,000 record holders owned the 42,680,758 outstanding shares, all of which are fully paid, validly issued and non-assessable.

     Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders may cumulate their votes when electing directors.

     Holders of our common stock are entitled to share in the dividends that the board of directors validly declares from legally available funds. If we liquidate, holders of our common stock also are entitled to participate ratably in the assets remaining after we pay our liabilities and preferred stock liquidation preferences.

     Holders of our common stock do not have preemptive rights or other rights to subscribe for purchase additional shares of any class of stock or any other securities of ours. Our common stock has no redemption or sinking fund provisions. Approving amendments to the Articles of Incorporation, mergers, reorganizations and similar transactions requires the vote of the holders of two-thirds of all outstanding shares of our common stock. The Provident Bank serves as Registrar and Transfer Agent for our common stock.

PREFERRED STOCK

     Our Articles of Incorporation authorize 5,000,000 shares of preferred stock which may be issued from time to time in series that have been designated preferences, rights, qualifications and limitations that the board of directors, in its sole discretion, may determine. The board of directors can give preferred stock both voting and conversion rights which would affect the voting power and equity of holders of our common stock. Preferred stock could also have preference to our common stock with respect to dividend and liquidation rights. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change of control of us. We have 70,272 shares of preferred stock, designated as our Series D Preferred Stock, outstanding. Each share has a stated and liquidation value of $100, is convertible into 14.0625 shares of our common stock, and pays an annual dividend equal to the dividend payable on 14.0625 shares of our common stock.

                           CERTAIN TAX CONSIDERATIONS

     The applicable prospectus supplement with respect to each type of security issued under this registration statement may contain a discussion of certain tax consequences of an investment in the securities offered thereby.

                              PLAN OF DISTRIBUTION

     We or the Trusts may offer the offered securities in one or more of the following ways from time to time:

     - to or through underwriters or dealers;

     - by itself directly;

     - through agents; or

     - through a combination of any of these methods of sale.

     The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

     - the name or names of any underwriters, dealers or agents;

     - the purchase price of the offered securities and the proceeds to us or the Trusts from such sale;

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

     - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

     - the initial public offering price;

     - any discounts or concessions to be allowed or reallowed or paid to dealers; and

     - any securities exchanges on which such offered securities may be listed.

     Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

     In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

     - A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

     - A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

     - A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

     These transactions may be effected through the Nasdaq National Market system, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

     If dealers are utilized in the sale of offered securities, we or the Trusts will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

     Offered securities may be sold directly by us or the Trusts to one or more institutional purchasers, or through agents designated by us or the Trusts from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the applicable prospectus supplement, we or the Trusts will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us or the Trusts at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

     Each series of offered securities other than common stock will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

                              ERISA CONSIDERATIONS

     Our subsidiaries provide services to several employee benefit plans. Although the majority of these plans are employee-directed 401(k) plans, we and any direct or indirect subsidiary of ours may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986, relating to some of these employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan to which we or any direct or indirect subsidiary of ours is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption issued by the U.S. Department of Labor. Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel.

                                 LEGAL MATTERS

     Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, will act as legal counsel to us and will pass upon the validity of any securities offered by this prospectus and any applicable prospectus supplement. Certain matters of Delaware law relating to each Trust will be passed upon for the Trusts and us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Unless otherwise stated in a prospectus supplement, United States federal income taxation matters will also be passed upon for us and the Trusts by Keating, Muething & Klekamp, P.L.L. Members of Keating, Muething & Klekamp, P.L.L. participating in this engagement own approximately 115,000 shares of our common stock. Counsel identified in the applicable prospectus supplement will act as legal counsel to the underwriters.

                                    EXPERTS

     The consolidated financial statements of Provident Financial Group, Inc. appearing in Provident Financial's Annual Report (Form 10-K) for the year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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

                                  $100,000,000

                          PROVIDENT CAPITAL TRUST III

                             % TRUST PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                        PROVIDENT FINANCIAL GROUP, INC.

                          ----------------------------

                             PROSPECTUS SUPPLEMENT
                                            , 2000
                          ----------------------------

                  (LEAD MANAGER AND SOLE BOOK-RUNNING MANAGER)

                                LEHMAN BROTHERS

                                 (CO-MANAGERS)

                           A.G. EDWARDS & SONS, INC.
                             PRUDENTIAL SECURITIES

                              (JUNIOR CO-MANAGERS)

                           MCDONALD INVESTMENTS INC.
                               J.P. MORGAN & CO.
                                 STEPHENS INC.

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